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Proxy Statement Pursuant to Section 14(a) of the

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NUANCE COMMUNICATIONS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nuance Communications, Inc.

One Wayside Road

Burlington, MA 01803

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Nuance Communications, Inc. (the “Company”) will be held at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085, on January 30, 2017 at 1:00 p.m. local time, for the purpose of considering and acting upon the following proposals:

(1)	To elect seven members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

(2)	To amend the Company’s Amended and Restated 2000 Stock Plan to (a) increase the number of shares reserved for issuance thereunder by 1,950,000 shares and (b) to extend the term of the plan by approximately five (5) years;

(3)	To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers;

(4)	To approve a non-binding advisory proposal on the frequency of holding future votes regarding executive compensation;

(5)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017;

(6)	To consider a stockholder proposal as described in the accompanying Proxy Statement if properly presented at the 2017 Annual Meeting; and

(7)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

We will be using the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet. Pursuant to these rules, instead of mailing a printed copy of the Company’s proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain requesting stockholders who will receive printed copies of the Company’s proxy materials by mail, stockholders of record will receive a Notice of Internet Availability of Proxy Materials and may vote at the 2017 Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials on or about December 21, 2016.

The Board of Directors has fixed the close of business on December 5, 2016 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2017 Annual Meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote at the 2017 Annual Meeting will be available at the meeting being held at 1198 East Arques Avenue, Sunnyvale, CA 94085 and for ten days prior to the 2017 Annual Meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. These documents may also be accessed on the Broadridge Financial hosted site www.proxyvote.com.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the 2017 Annual Meeting.

By Order of the Board of Directors,

Kenneth M. Siegel Secretary

Burlington, Massachusetts

December 16, 2016

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 30, 2017

This Proxy Statement is furnished in connection with the solicitation by Nuance Communications, Inc. (the “Company”) on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of proxies for use at the 2017 Annual Meeting of Stockholders of the Company to be held on January 30, 2017 at 1:00 p.m., local time, at the Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 (the “2017 Annual Meeting”). We intend to mail and make available this Proxy Statement and the accompanying form of proxy to stockholders on or about December 21, 2016.

VOTING RIGHTS

Each share of the Company’s common stock (the “Common Stock”) entitles the holder thereof to one vote on matters to be acted upon at the 2017 Annual Meeting, including the election of directors. Votes cast in person or by proxy at the 2017 Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed or voted by Internet according to the instructions included on the proxy card will be voted in accordance with the instructions thereon, and if no instructions are given, will be voted: (i) “FOR” the election of all of the director nominees as described in Proposal One; (ii) “FOR” approval of amending the Company’s Amended and Restated 2000 Stock Plan as described in Proposal Two; (iii) “FOR” the nonbinding advisory resolution regarding the compensation of the Company’s named executive officers under Proposal Three; (iv) “FOR” the nonbinding advisory resolution on the frequency of holding future votes regarding executive compensation described in Proposal Four; (v) “FOR” ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm described in Proposal Five; (vi) “ABSTAIN” with respect to” the stockholder proposal described in Proposal Six; and (vii) as the proxy holders deem advisable in their sole discretion on any other matters that may properly come before the 2017 Annual Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an “abstention”). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a “broker non-vote”). Abstentions and broker non-votes are each tabulated separately.

The Inspector of Elections will determine whether or not a quorum is present at the 2017 Annual Meeting. In general, Delaware law and our bylaws provide that a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum.

In determining whether a proposal has been approved, abstentions are treated as present in person or represented by proxy and entitled to vote, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes are not treated as present in person or represented by proxy but not entitled to vote, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

Holders of record of Common Stock as of the close of business on December 5, 2016 have the right to receive notice of and to vote at the 2017 Annual Meeting. On December 5, 2016, the Company had issued and outstanding 291,252,461 shares of Common Stock.

PROXIES

Proxies for use at the 2017 Annual Meeting are being solicited by the Company from its stockholders. Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the 2017 Annual Meeting and the election to vote in person. Attendance at the 2017 Annual Meeting will not by itself constitute the revocation of a proxy.

STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at the Company’s 2018 Annual Meeting of Stockholders must comply with the requirements of SEC Rule 14a-8 and must be received by the Company no later than August 23, 2017 in order to be included in the Company’s proxy statement and form of proxy relating to the meeting. A stockholder proposal or a nomination for director for the Company’s 2018 Annual Meeting of Stockholders that is not to be included in the Company’s proxy statement and form of proxy relating to the meeting must be received by the Company no earlier than October 2, 2017 and no later than November 1, 2017. The Company’s bylaws require that certain information and acknowledgements with respect to the proposal or nomination be set forth in the stockholder’s notice. A copy of the relevant bylaw provision is available upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, MA 01803, Attention: Investor Relations. Further, our Amended and Restated Bylaws dated as of November 6, 2007 (the “Bylaws”) were filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2007 and may be accessed through the SEC’s website at www.sec.gov/edgar.

PROXY SOLICITATION COSTS

The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees, who will receive no additional compensation for their services, may solicit proxies by telephone or in person. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing. In addition, we have engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support for a service fee of $25,000 plus reimbursement of out-of-pocket expenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the 2017 Annual Meeting, seven directors will be elected to the Board. The Nominating Committee of the Board of Directors recommended, and the Board of Directors approved, Paul A. Ricci, Robert J. Finocchio, Robert J. Frankenberg, William H. Janeway, Mark R. Laret, Katharine A. Martin, and Philip J. Quigley as nominees for election at the 2017 Annual Meeting. Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them FOR the nominees named below, all of who are presently directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Information Regarding the Nominees for Election as Directors

Paul A. Ricci, 60, has served as our Chairman since March 2, 1999 and our Chief Executive Officer since August 21, 2000. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox including, President, Desktop Systems Division, President, Software Solutions Division, and Vice President, Corporate Business Development. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of Nuance Communications, Inc. (formerly, ScanSoft Inc.), which was then operating as an indirect wholly-owned subsidiary of Xerox. Mr. Ricci’s leadership position at the Company, his management abilities and experience, and his extensive knowledge of our industry qualify him to serve as a member of our Board of Directors.

Robert J. Finocchio, 65, was appointed by the Board of Directors on April 29, 2015. Mr. Finocchio has been a Dean’s Executive Professor at Santa Clara University’s Leavey School of Business since September 2000 and was a former chairman of its Board of Trustees. From July 1997 to September 2000, he served as Chairman of Informix Corporation and from July 1997 to July 1999, he served as its Chief Executive Officer and President where he led the reconstruction and return to growth and profitability of the enterprise database software company. From December 1988 to May 1997, Mr. Finocchio held several positions at 3Com Corporation, including President of 3Com Systems, Executive Vice President of Network Systems Operations and Executive Vice President of Field Operations. He also served in numerous executive and management roles at IBM, Rolm Corporation and Bank of America. Mr. Finocchio also serves on the boards of Broadcom Corporation (until February 2016), Echelon Corporation, JustAnswer.com, Silver Peak, Inc. and Vistage International. Mr. Finocchio serves on our Compensation and Audit Committees. Mr. Finocchio’s experience as chairman and chief executive officer of a technology company, executive leadership positions at various technology companies, and other board memberships qualifies him to be a member of our Board of Directors.

Robert J. Frankenberg, 69, has served as a director since March 13, 2000 and lead director since April 20, 2005. Mr. Frankenberg is owner of NetVentures, a management consulting firm. From December 1999 to July 2006, Mr. Frankenberg served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable the creation of businesses on the Internet. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network and office software. Mr. Frankenberg is a director of Rubicon Project, Inc. Mr. Frankenberg also serves on several boards of privately held companies. Previously, Mr. Frankenberg served as a director of National Semiconductor, Electroglas, Inc., Extended Systems Incorporated, Polycom Inc., Secure Computing Inc., and Wave Systems, Inc. Mr. Frankenberg serves as Chairman of our Audit and Compensation Committees and also serves on our Nominating Committee. Mr. Frankenberg’s experience as chairman, president and chief executive officer of numerous technology companies and his significant board experience (both with the Company and elsewhere) provides expertise in technology, business operations, corporate development, strategy, financial reporting, governance and board best practices.

William H. Janeway, 73, has served as a director since April 2004. Mr. Janeway is a Senior Advisor at Warburg Pincus LLC and has been employed by Warburg Pincus LLC since July 1988. Prior to joining Warburg Pincus LLC, Mr. Janeway served as Executive Vice President and a director at Eberstadt Fleming Inc. from 1979 to July 1988. Mr. Janeway is a director of several privately held companies. Mr. Janeway holds a B.A. from

Princeton University and a Ph.D. from Cambridge University, where he studied as a Marshall Scholar. From 2004 through 2013 affiliates of Warburg Pincus owned more than 10% of the shares of the Company. Mr. Janeway serves as Chairman of our Nominating Committee. As a private equity investor, Mr. Janeway brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies and is familiar with a full range of corporate and board functions.

Mark R. Laret, 62, has served as a director since June 3, 2010. Since April 2000, Mr. Laret has served as CEO of the University of California San Francisco Medical Center. Mr. Laret serves as a director of Varian Medical Systems, Inc. Mr. Laret earned a B.A. from UCLA and a master’s degree in political science from the University of Southern California. Mr. Laret serves on our Audit and Governance Committees. Mr. Laret’s corporate executive experience in the healthcare industry, his significant professional expertise and background in medical and technical issues qualifies him to be a member of our Board of Directors.

Katharine A. Martin, 54, has served as a director since December 17, 1999. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Ms. Martin also serves on the board of directors of Wilson Sonsini Goodrich & Rosati, a Professional Corporation, the Wilson Sonsini Goodrich & Rosati Foundation, a nonprofit organization, The Gateway School, a nonprofit organization, WildAid, a nonprofit organization, and YMCA, of Silicon Valley, a nonprofit organization. Ms. Martin serves as Chairman of our Governance Committee. Ms. Martin has twenty-nine years’ experience practicing corporate and securities law, and has extensive experience representing public companies. Ms. Martin brings to the Board expertise in corporate governance, acquisitions, capital market transactions and securities law.

Philip J. Quigley, 74, has served as a director since the consummation of our acquisition of the former Nuance Communications, Inc. in September 2005, and was originally appointed to the Board in accordance with the terms of the Merger Agreement pursuant to which the Company acquired the former Nuance Communications, Inc. Mr. Quigley served as Chairman, President, and Chief Executive Officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also served as a director of Wells Fargo & Company from 1994 to April 2013. Mr. Quigley serves as an advisor or director to several private organizations. Mr. Quigley serves on our Compensation and Audit Committees. Mr. Quigley has extensive leadership and business management experience, which he acquired over a 30-year career in the telecommunications industry, including during that time as chairman, president and CEO of Pacific Telesis Group. Mr. Quigley’s experience at Pacific Telesis included mergers and acquisitions, and also provided him with extensive financial management experience.

Required Vote & Recommendation

The seven nominees receiving the highest number of affirmative votes of the shares of the Company’s Common Stock present at the 2017 Annual Meeting in person or by proxy and entitled to vote shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR ALL” the Board’s nominees. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR ALL” ON THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS.

CORPORATE GOVERNANCE

Board of Director Meetings and Committees

The Board of Directors held a total of eight meetings (including regular and special meetings) during the fiscal year ended September 30, 2016. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served.

Board Independence

The Board of Directors has determined that Ms. Martin and each of Messrs. Finocchio, Frankenberg, Janeway, Laret and Quigley are independent within the meaning of the listing standards of the NASDAQ Stock Market.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive. The Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has appointed Robert Frankenberg as the lead independent director. The lead independent director serves as the focal point for independent directors, coordinating feedback to the CEO on behalf of the independent directors regarding business issues and board management. The lead independent director and the other independent directors meet regularly without the CEO present.

Committees of the Board of Directors

The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee and a Nominating Committee. These committees meet regularly throughout the year and also hold special meetings or act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the Board. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and meet the independence requirements of the respective committees on which they serve.

Audit Committee

The Audit Committee currently consists of Messrs. Finocchio, Frankenberg, Laret and Quigley, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable U.S. Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Stock Market. The Audit Committee held seven meetings during the fiscal year ended September 30, 2016. Mr. Frankenberg serves as Chairman of the Audit Committee.

The Board of Directors has determined that Messrs. Finocchio and Frankenberg are audit committee financial experts as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Finocchio’s relevant experience includes his service as chairman and chief executive officer of a technology company, executive leadership positions at various technology companies, and other board memberships. Mr. Frankenberg’s relevant experience includes his service as the Chief Executive Officer of Novell, Inc., where he actively supervised that company’s principal financial officer, and his service as a member of several other audit committees.

The Audit Committee reviews the engagement of the Company’s independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls, reviews whether non-audit services provided by the independent registered public accounting firm affect the accountants’ independence and reviews the scope of annual audits in accordance with a written Audit Committee Charter.

The Audit Committee Report is included in this Proxy Statement. In addition, the Board of Directors adopted an Amended and Restated Charter for the Audit Committee in March 2015, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm.

Compensation Committee

The Compensation Committee currently consists of Messrs. Finocchio, Frankenberg and Quigley, each of whom is (i) independent within the meaning of the listing standards of the NASDAQ Stock Market, (ii) a non-employee director within the meaning of Section 16 of the Exchange Act and (iii) an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Frankenberg serves as the Chairman of the Compensation Committee. The Compensation Committee held eight meetings during the fiscal year ended September 30, 2016.

The Compensation Committee oversees, evaluates and approves compensation plans, policies and practices applicable to, and approves the compensation of, the Company’s executive officers. The Compensation Committee also administers the Company’s equity-based incentive compensation except to the extent that authority to administer the plans has been delegated to the Chief Executive Officer to administer such plans as to non-executive personnel. The Board of Directors adopted a written charter for the Compensation Committee in March 2014, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm.

The Compensation Committee Report and the Compensation Discussion and Analysis are included elsewhere in this Proxy Statement.

Governance Committee

The Governance Committee currently consists of Ms. Martin and Mr. Laret each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the listing standards of the NASDAQ Stock Market. Ms. Martin serves as the Chairman of the Governance Committee. The Governance Committee held one meeting during the fiscal year ended September 30, 2016.

The Governance Committee oversees the corporate governance practices of the Board of Directors. The Governance Committee also recommends to the full Board of Directors the composition of the Board’s standing committees and oversees the evaluation of the Board and its committees.

The Board of Directors adopted a written charter for the Governance Committee in March 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/governance-committee/index.htm.

Nominating Committee

The Nominating Committee currently consists of Messrs. Frankenberg and Janeway, each of whom is independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, applicable U.S. Securities and Exchange Commission, or SEC, rules and the listing standards of the NASDAQ Stock Market. Mr. Janeway serves as the Chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended September 30, 2016.

The Nominating Committee considers and periodically reports to the full Board on matters relating to the identification, selection, qualification of candidates to serve as directors. The Nominating Committee also recommends to the Board on an annual basis the candidates to be nominated by the Board for election as directors at the Company’s annual meeting of stockholders.

The Board of Directors adopted a written charter for the Nominating Committee in April 2004, a copy of which is available on the Company’s Web site at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/nominating-committee/index.htm.

Consideration of Director Nominees

Stockholder Nominees

The Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as well as candidates recommended for consideration by the Nominating Committee as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations must comply with the requirements of the Company’s Bylaws and should include all information relating to such nominee as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected, as well as a written statement executed by such nominee acknowledging that as a director of the Company, such nominee will owe a fiduciary duty under the General Corporation Law of the State of Delaware exclusively to the Company and its stockholders. In addition, stockholder nominations should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803.

A stockholder that instead desires to merely recommend a candidate for consideration by the Nominating Committee shall direct the recommendation in writing to Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating Committee seeks to ensure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who, consistent with the Company’s values and standards, have the highest professional and personal ethics. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience.

Identifying and Evaluating Nominees for Directors

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will properly submitted stockholder nominations and recommendations for candidates for the Board of Directors. Following verification of the stockholder status of persons proposing candidates, nominations and recommendations are aggregated and considered by the Nominating Committee. If any materials are provided by a stockholder in connection with the nomination or recommendation of a director candidate, such materials are forwarded to the Nominating Committee. The Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Finocchio, Frankenberg and Quigley. None of the members of the Compensation Committee has been or is an officer or employee of the Company. In addition, none of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of the Company. All of our then-nine directors on our Board attended the 2016 annual meeting of stockholders in person or telephonically.

Communication with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders who are interested in communicating with the Board of Directors are encouraged to do so by submitting an email to generalcounsel@nuance.com or by writing to us at Nuance Communications, Inc., Attention: General Counsel, One Wayside Road, Burlington, MA 01803. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify.

Code of Ethics

Our Board of Directors adopted an amended and restated Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. Our Code of Business Conduct and Ethics can be found on our website: http://www.nuance.com/company/company-overview/company-policies/corporate-governance/code-of-ethics/index.htm. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Such a request should be made in writing and addressed to Nuance Communications, Inc., Attention: Investor Relations, One Wayside Road, Burlington, MA 01803.

Stock Ownership Guidelines

In 2006, the Board of Directors adopted stock ownership guidelines for our executive officers and the non-employee directors. These guidelines were adopted to further align the interests of our executive officers and non-employee directors with the interests of our stockholders. Under these guidelines, the target share ownership levels are five times base salary for our chief executive officer, three times base salary for our other executive officers, and three times the annual cash retainer for the non-employee directors. Shares of the Company’s common stock subject to outstanding and unexercised options, whether or not vested, as well as shares of the Company’s common stock subject to outstanding and unvested restricted stock awards are not counted for purposes of satisfying these guidelines. We have not specified a time period during which individuals must be in compliance with the guidelines, however, until an individual has reached the appropriate target level, he or she is required to retain 25% of the net shares received as a result of the exercise of stock options or vesting of restricted stock or restricted stock unit awards. Satisfaction of the stock ownership guidelines is calculated based on the closing market price of the Company’s common stock on a quarterly basis.

Corporate Governance Guidelines

Our corporate governance principles are set forth in our Corporate Governance Guidelines, which are available on our website at http://investors.nuance.com/phoenix.zhtml?c=110330&p=irol-govhighlights. These guidelines cover, among other items, the following significant topics:

Board Selection Process and Qualifications.    The Nominating Committee is responsible reviewing the skills and characteristics required of prospective Board members, and is responsible for recommending to the Board candidates for directorship. Among the criteria the Board may consider are experience and diversity; and with respect to diversity, the Board may consider such factors as gender, race, ethnicity, differences in professional background, experience at policy making levels in business, finance and technology and other areas, education, skill, and other individual qualities and attributes. The Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees; however, the Board endorses the value of seeking qualified directors from backgrounds otherwise relevant to the Company’s mission, strategy and business operations and perceived needs of the Board at a given time.

Director’s Eligibility, Education, and Term of Office.    Directors may not serve on the Board of Directors of more than four other public companies without first obtaining specific approval from the Board. Each director is required to notify the Chairman, the Lead Independent Director and the Chair of the Nominating Committee upon a change in principal professional responsibilities. The Governance Committee may consider such change of status in recommending to the Board whether the director should continue serving as a member of the Board. Directors who are not nominated for re-election by the Board must retire from the Board at the conclusion of any term during which the director reaches the age of seventy-five years. The Board encourages, and the Company will reimburse the costs associated with, directors participating in continuing director education. The Board believes that term limits may result in the loss of long-serving directors who over time have developed unique and valuable insights into the Company’s business and therefore can provide a significant contribution to the Board. As a result, there are no term limits on Board service.

Board Leadership.    The leadership of the Board shall include a Chairman of the Board and, if the Chairman of the Board is an employee, a lead independent director designated by the Governance Committee. The lead independent director, who shall be independent under the independence rules of the NASDAQ Stock Market, shall serve as the focal point for independent directors in resolving conflicts with the Chief Executive Officer, or other independent directors, and coordinating feedback to the Chief Executive Officer on behalf of independent directors regarding business issues and Board management.

Committees.    The current committee structure of the Board includes the following standing committees: Audit, Compensation, Governance and Nominating. Additional committees may be created or disbanded upon approval of the Board. The Governance Committee recommends, and the full Board approves, the composition of the Board’s standing committees. The charters of each standing committee are reviewed periodically with a view to delegating committees with the authority of the Board concerning specified matters appropriate to such committee.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of the Board oversees management of financial risks, including investment and foreign currency fluctuation risk mitigation policies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s compensation plans and arrangements. These committees provide regular reports—generally on a quarterly basis—to the full Board.

Management has responsibility for the direct management and oversight of legal, financial and commercial compliance matters, which includes identifying areas of risk and implementing policies, procedures and practices to mitigate the identified risks. Additionally, the Chief Financial Officer, the Chief Accounting Officer and Sr. Director of Corporate Compliance provide regular reports to the Audit Committee concerning financial, tax and compliance related risks. Management also provides the Audit Committee with periodic reports on the Company’s compliance programs and efforts, investment policy and practices, and compliance with debt covenants. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Compensation Risk Assessment

In November 2016, the Compensation Committee and management considered whether the Company’s compensation programs for employees create incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Compensation Committee believes that our compensation programs are typical for our industry and that our compensation policies and practices do not create incentives to take excessive or unreasonable risk.

Compensation of Non-Employee Directors

Cash Retainers

The non-employee members of the Board of Directors receive a cash retainer for Board and Board committee service, 25% of which is payable on a quarterly basis following the quarter of service.

Cash retainers applicable for fiscal 2016 were as follows:

Board/Committee	Applicable Retainer
Board	$50,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$15,000
Nominating Committee Chair	$10,000
Nominating Committee Member	$5,000
Governance Committee Chair	$10,000
Governance Committee Member	$5,000
Lead Director	$20,000

In November 2016, the Compensation Committee, with the assistance of Compensia, Inc., a national compensation consulting firm “Compensia,” reviewed the compensation of the Board of Directors. The Compensation Committee reviewed with the Board of Directors and approved an adjustment to the compensation due to demands placed on Board and Committee members, complexity of company and to ensure competitive positioning to attract qualified new Board members. The new cash compensation, effective January 1, 2017, is as follows:

Board/Committee	Applicable Retainer
Board	$60,000
Audit Committee Chair	$35,000
Audit Committee Member	$15,000
Compensation Committee Chair	$30,000
Compensation Committee Member	$15,000
Nominating Committee Chair	$10,000
Nominating Committee Member	$5,000
Governance Committee Chair	$10,000
Governance Committee Member	$5,000
Lead Director	$30,000

Equity Awards

The non-employee members of the Board of Directors are eligible to participate in the 1995 Directors’ Stock Plan, as amended (the “Directors’ Plan”). The Directors’ Plan provides that an initial restricted stock unit award will be granted to individuals upon first joining the Board of Directors as a non-employee director. In addition, the non-employee members of the Board of Directors are eligible to automatically receive annual restricted stock unit awards January 1 of each year, provided that, on such date, he or she has served on the Board of Directors for at least six months. The restricted stock unit awards have a purchase price per share equal to $0.001 per share. In November 2016, the Board of Directors approved the following amendments to the Directors Plan that will become effective on January 1, 2017. The restricted stock unit award terms, before and after the November 2016 amendments, are as follows:

Award	Terms Prior to 2016 Amendment	Terms After 2016 Amendment
Initial grant	Fixed share amount of 30,000 shares Vests in equal increments over 3 years	$500,000 in grant date value converted to shares using the closing price on date of grant No change in vesting term

Annual grant	Fixed share amount of 15,000 shares Vests in equal increments over 3 years	$250,000 in grant date value converted to shares using the closing price on date of grant 1-year term, to align with annual election of directors

Expense Reimbursement

The Company reimburses the non-employee members of the Board of Directors for their expenses in connection with their attendance at meetings.

The following table provides information regarding the actual cash and equity compensation earned, paid to and received by the non-employee members of the Board of Directors during fiscal 2016.

FISCAL 2016 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Robert J. Finocchio	72,500	301,035	373,535
Robert J. Frankenberg	131,250	301,035	432,285
Brett Icahn	26,250	301,035	327,285
William H. Janeway	58,750	301,035	359,785
Mark R. Laret	70,000	301,035	371,035
Katharine A. Martin	60,000	301,035	361,035
Mark B. Myers	22,500	301,035	323,535
Philip J. Quigley	76,250	301,035	377,285
David S. Schechter	26,250	301,035	327,285

(1)	Amounts reported in the Stock Awards column represent the grant date fair value with respect to the restricted stock unit awards granted to the non-employee members of the Board of Directors during fiscal 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) based on the closing market price of the Company’s common stock on the grant date (which was $20.07 per share for the annual award). During fiscal 2016, non-employee directors forfeited 85,000 shares as follows: Mr. Icahn and Mr. Schechter each forfeited 35,000 of their outstanding shares upon their resignation from the Board effective March 9, 2016 and Dr. Myers forfeited 15,000 shares upon his retirement from the Board effective January 27, 2016. The grant date fair value of each restricted stock unit award granted during fiscal 2016 is set forth in the following table:

Name	Grant Date	Shares	Value ($)
Mr. Finocchio	January 1, 2016	15,000	301,035
Mr. Frankenberg	January 1, 2016	15,000	301,035
Mr. Icahn	January 1, 2016	15,000	301,035
Mr. Janeway	January 1, 2016	15,000	301,035
Mr. Laret	January 1, 2016	15,000	301,035
Ms. Martin	January 1, 2016	15,000	301,035
Dr. Myers	January 1, 2016	15,000	301,035
Mr. Quigley	January 1, 2016	15,000	301,035
Mr. Schechter	January 1, 2016	15,000	301,035

(2)	The aggregate number of unvested shares of the Company’s common stock subject to outstanding stock awards held by each non-employee member of the Board of Director as of September 30, 2016 is set forth in the following table:

Name	Unvested Shares Subject to Outstanding Stock Awards
Mr. Finocchio	35,000
Mr. Frankenberg	30,000
Mr. Icahn	—
Mr. Janeway	30,000
Mr. Laret	30,000
Ms. Martin	30,000
Dr. Myers	—
Mr. Quigley	30,000
Mr. Schecter	—

EXECUTIVE COMPENSATION, MANAGEMENT AND OTHER INFORMATION

Information Concerning Current Executive Officers Who Are Not Directors

A. Bruce Bowden, 47, joined the Company in October 2010 currently serves as our Executive Vice President of Corporate Strategy and Development and was elected as an executive officer on November 15, 2010. From October 2014 to January 2016, Mr. Bowden also had responsibility for our global legal organization. Previously, Mr. Bowden was employed by Nokia from June 2006 through April 2010 in a number of different positions, most notably as Vice President and Global Head of Mergers and Acquisitions. Prior to joining Nokia, Mr. Bowden served as Director, Corporate Strategy & Development (head of North American M&A) for PepsiCo from November 2004 through June 2006.

William T. Robbins, 49, joined the Company in December 2013 and terminated his employment in November 2016. Mr. Robbins served as our Executive Vice President of Worldwide Sales and was elected an executive officer on January 17, 2014. Prior to joining the Company, Mr. Robbins served as Chief Operating Officer of [24]7 Customer, Inc. from January 2013 to December 2013. Prior to joining [24]7 Customer, Inc., Mr. Robbins held various leadership roles, including the role of executive vice president, Worldwide Sales & Services, in addition to other leadership roles at Symantec. Mr. Robbins terminated from the Company in November 2016.

Robert C. Schassler, 52, joined the Company in January 2016, as our Executive Vice President and General Manager, Mobile Division and was elected an executive officer on February 3, 2016. Prior to joining the Company, Mr. Schassler was employed at Motorola from April 1991 to January 2016, where his most recent role was Executive Vice President and General Manager for Global Solutions & Services for Motorola Solutions.

Kenneth M. Siegel, 58, joined the Company in January 2016, as our Executive Vice President and Chief Legal Officer and was elected an executive officer on February 3, 2016. Prior to joining us, Mr. Siegel served as Vice President, General Counsel and Secretary of Cyan, Inc., a provider of optical networking and network management software solutions from September 2012 until Cyan was acquired in September 2015. Prior to Cyan, Mr. Siegel served as Senior Vice President, General Counsel and Secretary at QuinStreet, Inc., an online performance marketing company, from February 2012 to September 2012. From February 2010 to February 2012, Mr. Siegel served as Senior Vice President, General Counsel and Secretary at SafeNet, Inc., a private data security company. Mr. Siegel was in private practice at Wilson Sonsini Goodrich & Rosati from 1986 to 2000.

Daniel D. Tempesta, 46, joined the Company in March 2008 and was appointed as the Company’s Executive Vice President of Finance and Chief Financial Officer on July 21, 2015. Prior to his appointment as Chief Financial Officer, Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance. Before joining us, Mr. Tempesta was with Teradyne, Inc. from February 2004 to February 2008 where he held several positions, including Chief Accounting Officer and Corporate Controller. Prior to that Mr. Tempesta was in the audit practice of PricewaterhouseCoopers L.L.P.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Dr. Myers, who only served on the Compensation Committee during the early part of fiscal 2016 and who retired from the Board in January 2016, was not requested to join in delivering this report.

The Compensation Committee:

Robert J. Frankenberg, Chairman Robert J. Finocchio Philip J. Quigley

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the fiscal 2016 compensation of our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers for the fiscal year ended September 30, 2016. These executive officers were our named executive officers (the “Named Executive Officers”) for fiscal 2016. In this Compensation Discussion and Analysis, Nuance Communications, Inc. is referred to as “our,” “us,” “we,” or “the Company.” These individuals were:

•	Paul A. Ricci, our Chief Executive Officer and Chairman of our Board of Directors (our “CEO”);

•	Daniel D. Tempesta, our Executive Vice President and Chief Financial Officer;

•	A. Bruce Bowden, our Executive Vice President, Corporate Strategy and Development (1);

•	William T. Robbins, our Executive Vice President, Worldwide Sales (2); and

•	Robert C. Schassler, our Executive Vice President and General Manager, Mobile Division (3).

(1)	In January 2016, Mr. Bowden’s role no longer included responsibility for our legal organization due to our hiring a Chief Legal Officer.

(2)	In November 2016, Mr. Robbins left Nuance.

(3)	In January 2016, Mr. Schassler was hired to lead our Mobile Division.

This CD&A describes the material elements of our executive compensation program in effect during the fiscal year ended September 30, 2016 including the basis for the fiscal 2016 compensation decisions. It also provides an overview of additional information related to our executive compensation, including a discussion of our philosophy, policies, practices, objectives and the process by which our Compensation Committee sets executive compensation.

We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our Board of Directors. The Board of Directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to make certain resource allocation and other managerial decisions. In addition, the Compensation Committee uses non-GAAP revenue and non-GAAP earnings per share targets as elements of its goal setting for executive officers’ compensation. Our definitions of these measures, as well as a discussion of how they are used in executive compensation matters, is set forth below in this CD&A. A reconciliation of the non-GAAP to GAAP financial measures is set forth in Annex A.

Executive Summary

Business Transformation

We are a leading provider of voice recognition and natural language understanding solutions. Our four operating segments – Healthcare, Mobile, Enterprise, and Imaging – correspond to the markets in which our solutions and technologies are used. We believe that our diversified product solutions and services offerings present a significant competitive advantage in the marketplace.

In recognition of the pace of technological change and consumer expectations, as reflected in the growing adoption of cloud-based, connected services and highly interactive mobile applications, the deeper integration of virtual assistant capabilities and services, and the increasing shift from speech recognition to natural language understanding, semantic processing, domain-specific reasoning, dialog management capabilities, artificial intelligence, and biometric speaker authentication, in fiscal 2015 our Board of Directors embarked on an aggressive multi-year business transformation to focus our product investments on our best growth opportunities, increase our operating efficiencies, reduce costs, accelerate our transition to recurring revenue business models, and further enhance stockholder value through share buybacks.

Our Board of Directors has determined that this transformation is critical to the Company’s ability to maintain and expand its market position. In deciding to proceed with this initiative, it understood that the transformation to recurring revenue models would create downward pressure on near-term revenue, potentially negatively impacting the market price of our common stock during the transition. Nonetheless, the Board of Directors determined that it was important for the Company to focus on driving long-term revenue growth while maintaining its focus on cost containment during this period. In addition, the Board determined it was critical to maintain continuity in our management team during the transformation.

Impact on Executive Compensation Design

While viewed as critical to our future growth and profitability, this transformation has presented challenges. Further, it has required our Board of Directors, as well as our senior executives, to manage our business and the Compensation Committee to consequently design our incentive compensation programs with a largely annual focus; both to enable us to nimbly respond to competitive market developments and ensure that we are able to minimize the impact on our revenues. As a result, the leading imperatives on our business since launching the transformation have been preventing the erosion of our revenue levels and contain costs, objectives that have heavily influenced the design of the incentive compensation programs for our executive officers.

Given these realities, as well as the challenges in recruiting and retaining qualified executive officers, particularly in recent years’ highly-competitive job market for experienced executive talent, since fiscal 2015 the Compensation Committee has designed our executive compensation program with two overarching objectives – to grant incentive awards designed to focus our executive officers’ efforts on addressing our near-term business needs, positioning the Company for future growth and profitability, and promoting the retention of our key executive officers, including our CEO and other senior executives. Accordingly, the Compensation Committee has chosen to:

•

Emphasize the importance of both maintaining our historical revenue levels as we shift toward recurring revenue models and cost containment by using similar performance measures in both our short-term and long-term incentive compensation programs; and

•	Structure the long-term incentive awards for our executive officers reporting to the CEO to promote our retention objectives.

Consistent with the philosophy and approach, the fiscal 2017 incentive awards for our executive officers have been designed by the Compensation Committee to ensure the successful execution of the remaining business transformation milestones.

We believe that this highly-focused orientation on near-term business imperatives, which has been tailored to achieve our annual operating plan, has worked well with the objectives of the business transformation. As most recently reflected in our operating results for fiscal 2016, we have made steady progress towards completing the business transformation over recent years. As an example, we have grown our non-GAAP recurring revenues for the past four fiscal years as follows:

Transformation Progress

Throughout fiscal 2016, we intensified efforts to advance our business transformation program that we initiated in fiscal 2015 and, as a result, made substantial progress on this initiative. We intend to continue our transformation program in fiscal 2017, maintaining our cost discipline and prioritizing investments for stronger bookings and revenue growth. Our progress on the business transformation program is reflected in the following highlights:

•

Cost savings.    We have reduced expenditures broadly in cost of goods sold and operating expenses, which has contributed well to our improved, year-over-year performance in operating margins, gross margins, and earnings-per-share. Our initiative has involved reductions in services and products from third parties, real estate site consolidation, streamlining management layers and global labor optimization, including workforce reductions. During fiscal 2016, we achieved the $125.0 million target for annualized cost savings. In fiscal 2017, we expect to maintain strong cost disciplines that will allow us to invest in areas for future revenue growth.

•

Growth investments.    We have reallocated investments to our highest-growth opportunities. As a result, we expect our growth businesses to outpace our few declining businesses. These efforts delivered strong, 4% net new bookings growth in fiscal 2016, which is a leading indicator of future revenue growth. In fiscal 2017, we expect approximately 1% percent organic revenue growth, with additional 2% to 4% organic revenue growth expected in fiscal 2018.

•

Recurring revenue.    In recent years, we have sought to shift our business toward recurring revenue models driven by growing customer preference for cloud and subscription offerings. While the transition has placed pressure on near-term revenue, we believe that, over the long term, this change in business models will improve the sustainability and predictability of our revenue streams and return the Company to organic revenue growth in fiscal 2017.

•

Share repurchase program.    As of September 30, 2016, we have repurchased approximately $707.5 million in shares of our common stock under our Board’s $1.0 billion repurchase authorization. In fiscal 2017 our plans incorporate the use of $100.0 million in cash to repurchase shares of our common stock under the program.

Fiscal 2016 Financial Results and Fiscal 2017 Goals

In fiscal 2016, we saw improvement across our key measures as we continued the transition of our business toward recurring revenue models, executed on our transformation program, and positioned the Company for future long-term growth. We also strengthened our competitive position in key markets by advancing our innovation and providing more offerings and solutions to the markets we serve. We believe fiscal 2016’s groundwork positions us well for organic growth in fiscal 2017 and beyond.

Our improved performance is evidenced in several key measures, including:

•	Bookings. In fiscal 2016, total bookings were $2,462.6 million, up 3% from $2,389.0 million in fiscal 2015.

•	Net New Bookings. In fiscal 2016, total net new bookings were $1,502.3 million, up 4% from $1,450.4 million in fiscal 2015.

•

Revenue.    Fiscal 2016 non-GAAP revenue was $1,979.6 million, up slightly from $1,979.1 million in fiscal 2015. Fiscal 2016 GAAP revenue was $1,948.9 million, up $17.8 million from $1,931.1 million in fiscal 2015.

•

Recurring Revenue.    Total fiscal 2016 non-GAAP recurring revenue at the end of fiscal 2016 was $1,380.3 million and represented 70% of total non-GAAP revenue, compared to $1,314.7 million and 66%, respectively, in fiscal 2015.

•

Margins.    Our fiscal 2016 non-GAAP operating margin was 28.5%, compared to 26.2% in fiscal 2015. Non-GAAP operating margin improvement of 230 basis points, as compared to fiscal 2015, was led by cost discipline across all categories of operating expenses.

•

Net Income.    Fiscal 2016 non-GAAP net income was $454.4 million, or $1.52 per diluted share, compared to $411.6 million, or $1.27 per diluted share, in fiscal 2015. We recognized GAAP net loss of $(12.5) million, or $(0.04) per share, compared to GAAP net loss of $(115.0) million, or $(0.36) per share, in fiscal 2015.

•

Cash Flow from Operations (“CFFO”).    We reported record full-year CFFO of $565.8 million in fiscal 2016, up 16% compared to $487.6 million in fiscal 2015, benefitting from non-GAAP strong profitability and changes in working capital. CFFO as a percentage of non-GAAP net income was 125%, up from 118% a year ago.

See Annex A for a reconciliation of the non-GAAP to GAAP financial measures.

We anticipate that we will continue with the business transformation during fiscal 2017 and return to organic revenue growth. Accordingly, our Board of Directors expects that we will continue to focus on the following initiatives:

•	elevating the growth of the company by enhancing our market position with a focus on deepening customer engagements;

•	continuing to strengthen our core technologies in voice and natural language, and enhance our offerings through increasing use of artificial intelligence, cognitive computing, and machine learning;

•	continuing our transition to recurring revenue models;

•	remaining disciplined in our costs; and

•	prioritizing our investments in our highest revenue growth areas.

Fiscal 2016 Business Challenges and Responses

At the beginning of fiscal 2016, we faced a number of challenges that the Compensation Committee needed to address with respect to the oversight of our executive compensation program and making decisions for the current fiscal year.

Responding to Stockholder Feedback on Executive Compensation Program

Prior to the 2016 annual meeting, our Board of Directors, led by the Compensation Committee, sought to better understand how it could continue to address stockholder concerns about our executive compensation program while continuing to emphasize the annual focus of our business transformation initiative. Continuing an initiative that began following our initial Say-on-Pay failure in fiscal 2013, at the request of the Compensation Committee we contacted stockholders representing 68% of our outstanding shares and met with stockholders representing 36% of outstanding shares.

As in fiscal 2015, we received feedback indicating concern about two key design features of our executive compensation program: the “short-term” focus of our long-term incentive compensation program and our use of “overlapping” performance measures for annual and long-term incentive compensation programs.

At our 2016 annual meeting of stockholders, we received 36% support for the stockholder advisory (“Say-on-Pay”) proposal on the compensation of the Named Executive Officers. While this represented a nearly three-fold increase in support from the prior year advisory stockholder vote, it also marked the third time in past four fiscal years that we failed to receive majority support for our executive compensation program.

Armed with this information, the Compensation Committee conducted an intensive review of our executive compensation program, and assessed the feasibility of re-designing the incentive compensation plans in light of the ongoing business transformation. At the outset, the Compensation Committee noted that, given the timing of the fiscal 2016 executive compensation decisions and the 2016 annual meeting of stockholders, the first opportunity to begin to meaningfully respond to stockholder feedback would not come until establishing the fiscal 2017 executive compensation program. After taking into consideration our stockholders’ feedback and weighing these concerns against the understanding of our business imperatives, the Compensation Committee decided to make the following modifications to the executive compensation program for fiscal 2017:

•

Aligned 100% of the CEO’s performance shares issued pursuant to his employment agreement entered into in November 2016 to a relative total Shareholder return (“TSR”) metric to be measured over the term of his agreement,

•	Introduced a total stockholder return (“TSR”) modifier for the performance-based long-term incentive compensation awards to be earned at the end of fiscal 2019; and

•	Eliminated the “overlapping” performance measures for annual and long-term incentive compensation awards.

At the same time, the Compensation Committee decided to continue to emphasize “in-year” performance in the setting of the performance objectives for the short-term and long-term incentive compensation arrangements to ensure the successful execution of the business transformation.

The Compensation Committee is committed to addressing stockholder concerns about our executive compensation program and expects to continue to evaluate potential program design changes in the future, including reducing the overall target total direct compensation opportunity and continuing to link the majority of each executive officer’s target total direct compensation opportunity to Company performance.

Fiscal 2016 Compensation Decisions

Consistent with our compensation philosophy and to further the focus on the successful execution of our business transformation, the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, for fiscal 2016 were directly tied to performance measures designed to focus on our revenue and profitability and, thereby, produce long-term stockholder value given the continuing shift to recurring revenues. At the same time, the Compensation Committee considered the competitive job market, the desire to retain our executive officers so as to not jeopardize the business transformation, and the costs (both direct and indirect) associated with having to replace one or more executive officers when making its compensation decisions.

Specifically for fiscal 2016, the Compensation Committee took the following actions with respect to the compensation of the Named Executive Officers:

•

Base salary.    Maintained their annual base salaries at their fiscal 2015 levels. In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, set Mr. Schassler’s annual base salary at $500,000.

•

Annual Bonus Opportunities.    Maintained their target annual bonus opportunities at their fiscal 2015 levels. In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, set Mr. Schassler’s target annual bonus opportunity at 75% of his annual base salary.

•

Annual Bonus Payments.    Awarded annual bonus payments that ranged from 100% to 125% of their target bonus opportunity based on our level of achievement of the annual performance objectives, except with respect to Mr. Robbins who terminated his employment in November 2016 and was not eligible for a bonus. For additional information on the Compensation Committee’s decisions, see the “Short-Term Incentive Compensation” section below.

•

Equity Awards.    Approved equity awards in amounts that it believed to be competitive, satisfied our retention objectives, and rewarded them for individual performance and expected future contributions. Half of these awards were entirely performance-based, with the exception of Mr. Ricci who received 100% performance-based awards, the value of which will be earned only if they achieve the performance goals established annually for such awards.

•

Employment Agreement with Mr. Ricci.    Entered into negotiations with Mr. Ricci seeking a delay in his expressed interest in retirement by agreeing to an extension of his employment agreement through March 2018 on terms that were mutually satisfactory to both parties. For additional information about the terms and conditions of Mr. Ricci’s amended and restated employment agreement, see the following section of this Executive Summary.

Although the Compensation Committee was aware of stockholder concerns about the design of our short-term and long-term incentive compensation programs following our 2016 Annual Meeting of Stockholders, it elected to address these concerns in connection with establishing the compensation arrangements for our executive officers for fiscal 2017. Accordingly, as described above, the Compensation Committee modified the design of the fiscal 2017 annual bonuses to begin to address stockholder concerns and to ensure continued alignment across the Company.

Amended and Restated Employment Agreement with Mr. Ricci

At the beginning of fiscal 2016, the Compensation Committee was made aware of Mr. Ricci’s desire to retire at the expiration of his current employment at the end of fiscal 2016. After discussion among its members, our Board of Directors determined that it was in the best interests of the Company and our stockholders to secure Mr. Ricci’s continued employment to both ensure the successful completion of the business transformation that he had initiated and led since fiscal 2015 and to provide adequate time for the identification, recruitment, and hiring of his successor and for a seamless transition to such successor.

Accordingly, on behalf of our Board of Directors, the Compensation Committee commenced negotiations with Mr. Ricci for a continuation of his employment through March 2018 on terms and conditions that were mutually satisfactory to both parties. In conducting these negotiations, the Compensation Committee was aware of and took into consideration the following factors:

•	Mr. Ricci’s role for the past 15+ years in turning the Company into the recognized leader in voice and language solutions for businesses and consumers worldwide;

•	his status as a leading visionary in the voice and language solutions sector;

•

his importance to as our business transformation as we transition our business toward recurring revenue models, thereby positioning the Company for both a return to profitability and future sustained long-term growth;

•	the potential risks that the Company would face if, at this point in the business transformation, he left the Company, as well as the concerns that such a departure may raise; and

•

the terms and conditions of his then-existing employment agreement, as last amended in November 2015, and the need to ensure that his rights pursuant to that agreement were adequately addressed in any future agreement (including the compensation to which he would be entitled upon the expiration of such agreement.

Consequently, in November 2016, we entered into an amended and restated employment agreement with Mr. Ricci. The new agreement runs through March 31, 2018. The key terms and conditions of the new employment agreement are as follows:

•

Base salary and target annual bonus—His base salary and target bonus levels are to remain consistent with levels under his prior employment agreement ($800,000 base salary and target annual bonus of 150% of base salary for fiscal 2017);

•

Long-term incentive compensation—He is to continue to receive an annual long-term incentive compensation opportunity consisting of both performance-based and time-based equity awards for the term of the agreement;

•

Severance payments upon non-renewal of employment agreement—Eliminated the provision giving him the right to trigger termination of the agreement with full severance payment and accelerated vesting of equity awards. Instead, he is eligible to receive a “retention” payment in the amount of $8,400,000, which will be forfeited if he voluntarily terminates his employment without “good reason” as defined in Mr. Ricci’s employment agreement, prior to March 31, 2018; and

•

Post-employment compensation—In the event of an involuntary termination of employment, he is eligible to receive payments and benefits consistent with the terms of the prior employment agreement (which covers both an involuntary termination of employment in connection with and absent a change-in-control of the Company).

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2016, we maintained the following policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

✓	Maintain a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

✓	Enable the Compensation Committee to engage and retain its own advisors. During fiscal 2016, the Compensation Committee continued to engage Compensia to assist with its responsibilities. Compensia performs no other services for the Company.

✓	The Compensation Committee conducts an annual review of our executive compensation strategy, including a review of the compensation peer group used for comparative purposes, and, to help avoid creating any such risks that would be reasonably likely to have a material adverse effect on us, an annual review of our compensation-related risk profile.

✓	Design the equity awards granted to our executive officers to vest or be earned over multi-year periods, which is consistent with current market practice, and better serves our long-term value creation goals and retention objectives.

✓	Design our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align of the long-term interests of our executive officers with the interests of our stockholders.

✓	Provide modest amounts of perquisites and other personal benefits to our executive officers which serve a sound business purpose.

✓	Require that all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they first require both a change-in-control of the Company and a qualifying termination of employment before an executive officer is eligible to receive any such payments and benefits).

✓	Provide that all change-in-control payment and benefit amounts and multiples are within reasonable market norms.

✓	Maintain a rigorous stock ownership policy for our executive officers which require each of them to beneficially own a specified amount of our common stock computed as a multiple of their annual base salary.

✓	Maintain a compensation recovery (“clawback”) policy which provides that, in the event we are required to prepare an accounting restatement, we may recover from our executive officers any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement.

✓	Prohibit our executive officers, employees, and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

What We Do Not Do

X	Offer pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans to our executive officers.

X	Provide any tax reimbursement payments or “gross-ups” in connection with any severance or change-in-control payments or benefits to our executive officers.

X	Pay dividends or dividend equivalents on unvested or unearned restricted stock unit and performance-based restricted stock unit awards.

X	Reprice options to purchase shares of our common stock without stockholder approval.

Compensation Philosophy

Our compensation philosophy is designed to promote our business objectives on the principle that our strategic and operational achievements result from the coordinated efforts of all employees working toward common strategic goals. Our guiding compensation principles focus on:

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aligning the interests of our executive officers and our stockholders and customers by offering significant levels of at-risk compensation in the form of a) an annual short-term incentive bonus opportunity, and b) both time-based and performance-based restricted stock unit awards for shares of our common stock so that the long-term incentives available to our executive officers are directly correlated to our financial performance;

•	paying our executive officers on the basis of their value to the organization;

•	maintaining a compensation program that ensures compensation levels that are competitive with those of other organizations in our labor markets, based on our current financial condition; and

•	attracting, retaining, and motivating the best employees.

Compensation Objectives and Challenges

Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a dynamic, highly-complex business in an innovative industry. For our executive officers, including the Named Executive Officers, we seek to align our executive compensation program with the interests of our stockholders by tying a significant portion of their total compensation to the performance of our common stock.

Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of executive talent being available. We believe that this makes recruiting and retaining executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

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Highly Competitive Voice Recognition and Natural Language Understanding Industry—The market for voice recognition solutions and natural language understanding technologies is highly competitive, rapidly evolving, and fragmented, and is subject to changing technologies, shifting customer needs, and the frequent introduction of new products and services. Our position as a pioneer in this innovative and highly-competitive industry makes us a more attractive employer to some executives but a less attractive employer to others. In addition, our success has made our executive officers more attractive as candidates for employment with other companies, creating additional challenges for us to retain them.

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Executive Background—We hire deeply-experienced managers with specific experience in key functional areas who have operated in a fast-moving environment similar to the one in which we operate. The number of executives with the most desirable experience in our industry is relatively low and these executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

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Corporate Environment—We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. Like many companies in very dynamic markets, we place extraordinary demands on executive time and attention. This means that often prospective executives are more focused on equity compensation, and the Compensation Committee applies our compensation practices accordingly. The Compensation Committee believes that offering competitive long-term incentive compensation awards with strong upside opportunities in our compensation packages better aligns the interests of our executive officers and our stockholders. If performance is not achieved, the compensation realized by our executive officers is reduced accordingly.

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Replacement Cost—When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Compensation Committee takes into consideration what it may cost to hire that executive officer’s replacement. The Compensation Committee believes that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left us given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

Our objective is to implement strategies for delivering compensation that align current opportunities with the overall software industry, provide sufficient emphasis on “pay-for-performance” and are appropriately aligned with our financial goals and long-term stockholder returns.

Compensation-Setting Process

Authority, Role, and Operation of the Compensation Committee

The current members of the Compensation Committee are Messrs. Frankenberg (Chair), Finocchio, and Quigley. Our Board of Directors created the Compensation Committee to discharge its responsibilities relating to the compensation of our executive officers. The Compensation Committee oversees, evaluates and approves compensation plans, policies and practices applicable to, and approves the compensation of, the Company’s executive officers. The Compensation Committee also administers the Company’s equity-based incentive com-

pensation except to the extent that authority to administer the plans has been delegated to the Chief Executive Officer to administer such plans as to non-executive personnel.

The Compensation Committee has adopted a written charter approved by our Board of Directors, which discusses in detail its responsibilities, and which is available on our corporate website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/compensation-committee/index.htm.

The Compensation Committee establishes all elements of compensation paid to our CEO and reviews management’s recommendations for and approves all elements of compensation paid to our other executive officers, including the other Named Executive Officers. Our CEO, in consultation with our Senior Vice President and Chief Human Resources Officer, submits all recommendations regarding the compensation of our other executive officers to the Compensation Committee for its review and approval. The Compensation Committee also reviews the compensation of the non-employee members of our Board of Directors and recommends changes, when appropriate, to our Board of Directors.

In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with our human resources department from time to time. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers that it selects. Other than delegation of authority to our Chief Executive Officer to grant equity awards to non-executive personnel, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees, to the extent permitted by applicable law. The Compensation Committee did not delegate any responsibilities to a subcommittee during fiscal 2016.

The Compensation Committee reviews the compensation of our executive officers, including the Named Executive Officers, annually to ensure that it is consistent with our compensation philosophy, corporate and individual performance, changes in the market, and our executive officers’ individual responsibilities. During the first quarter of our fiscal year, or in conjunction with the Company-wide performance process, the Compensation Committee conducts a review of the performance of each executive officer, including our CEO.

Our CEO presents to the Compensation Committee his evaluation of each executive officer, which includes a review of his or her contribution and performance during the last fiscal year (compared against the performance objectives that our CEO and Compensation Committee established at the beginning of the fiscal year for the executive officer), strengths, weaknesses, development plans and succession potential. Our human resources department also assists in the performance reviews of our executive officers, all of whom report directly to our CEO.

The Compensation Committee then makes its own assessments using our CEO’s presentation and, based on this assessment, approves each executive officer’s annual bonus payment, if any, for the last completed fiscal year, including any discretionary adjustments to such awards, and the elements of each executive officer’s total direct compensation opportunity, including performance-based compensation, for the current fiscal year, taking into account, in each case, our CEO’s evaluation, the scope of the executive officer’s responsibilities and experience, and its own evaluation of the competitive market.

The Compensation Committee believes that strong, long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers, including the Named Executive Officers. At the beginning of fiscal 2016, the Compensation Committee reviewed the key objectives of our operating plan and determined the performance measures that will provide focus on our continued revenue, bookings and earnings-per-share growth. In fiscal 2016, while still in the midst of the business transition which has been focused on strengthening our recurring revenue growth, the Compensation Committee defined the key measures that would best provide a balance between maintaining revenue during this transition and maintaining a focus on earnings-per-share. In fiscal 2016, our CEO’s performance objectives were based on achievement of the non-GAAP revenue, bookings and non-GAAP earnings-per-share target levels established by the Compensation Committee that aligned with our fiscal 2016 operating plan, while the performance objectives for the other Named Executive Officers were based on the financial objectives established for the Company as a whole and their respective business functions and responsibilities. The corporate, financial, and individual performance objectives for our executive officers are established in a manner such that target attainment is not assured; meaning that the executive officers’ receipt of compensation for performance at or above target will require significant effort on their part.

Role of Compensation Committee Advisor

The Compensation Committee retained Compensia, to serve as its independent advisor for fiscal 2016. Compensia advises the Compensation Committee with respect to trends in executive compensation, compensation peer group selection, the determination and design of compensation plans and arrangements, the assessment of competitive pay levels and mix (for example, the proportion of “fixed” pay to “variable” pay and the proportion of annual cash pay to long-term incentive pay), total equity utilization levels compared to market, and setting compensation levels. As part of its engagement, Compensia conducted executive and non-employee director compensation analyses to be used in connection with the Compensation Committee fiscal 2016 compensation actions.

The Compensation Committee may replace an advisor or hire additional advisors at any time. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Competitive Positioning

Each year, to determine the competitiveness of our overall executive compensation program, the Compensation Committee reviews the compensation for comparable positions within our industry, the historical compensation levels of our executive officers, and the individual performance of executive officers evaluated against their individual objectives established for the preceding fiscal year. The Compensation Committee believes the group of companies that it uses for these purposes constitutes an appropriate peer group because we compete for the same employee pool at the executive level, are in the same or similar industry, and are of generally similar size as measured by revenue and market capitalization. The Compensation Committee obtains compensation data about these companies from compensation surveys, publicly-available proxy statements, and other public filings. In addition, this data is supplemented by Radford executive compensation survey data representing a broader group of technology companies that are of similar size with revenues between $1 billion to $3 billion.

In July 2015, the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to account for changes in our total revenue and revenue growth, market capitalization, and business/industry focus. At that time, the Compensation Committee removed salesforce.com, Inc. from the peer group due to differences in revenue and market capitalization. It also removed Micros Systems, Inc. and TIBCO Software, Inc. from the peer group as a result of their being acquired. Subsequent to the review of the peer group, Informatica Corporation was also acquired, thus causing it to be removed from the peer group. The Compensation Committee added Allscripts Healthcare Solutions, Inc. and Intuit, Inc. to the peer group, noting their financial and business and/or industry similarities to us. The compensation peer group utilized for the remainder of fiscal 2015 and to frame and evaluate the Compensation Committee’s fiscal 2016 compensation analysis, consisted of the following companies:

Adobe Systems Incorporated	LinkedIn Corporation
Akamai Technologies, Inc.	PTC, Inc.
Allscripts Healthcare Solutions, Inc.	Red Hat, Inc.
Autodesk, Inc.	Synopsys, Inc.
Cadence Design Systems, Inc.	Teradata Corporation
Cerner Corporation	Verifone Systems, Inc.
Citrix Systems, Inc.	VeriSign, Inc.
Intuit, Inc.

In June 2016, the Compensation Committee, with the assistance of Compensia, updated the compensation peer group to better align to the Company’s revenue size and market capitalization, and business/industry focus. At that time, the Compensation Committee removed Adobe Systems Incorporated and Intuit, Inc. from the peer group due to differences in revenue and market capitalization. It also removed LinkedIn Corporation from the peer group as a result of its acquisition. The Compensation Committee added ANSYS, Inc., athenahealth, Mentor Graphics Corporation, Fair Isaac Corporation and Verint Systems, Inc. to the peer group, noting their financial and business and/or industry similarities to us. The compensation peer group utilized for the remainder of fiscal 2016 and to frame and evaluate the Compensation Committee’s fiscal 2017 compensation analysis consisted of the following companies:

Akamai Technologies, Inc.	Mentor Graphics Corporation
Allscripts Healthcare Solutions, Inc.	PTC, Inc.
ANSYS, Inc.	Red Hat, Inc.
Athenahealth, Inc.	Synopsys, Inc.
Autodesk, Inc.	Teradata Corporation
Cadence Design Systems, Inc.	Verifone Systems, Inc.
Cerner Corporation	Verint Systems Inc.
Citrix Systems, Inc.	VeriSign, Inc.
Fair Isaac Corporation

Compensation Elements

In fiscal 2016, the compensation arrangements of our executive officers, including the Named Executive Officers, comprised the following elements:

•	base salary;

•	a performance-based annual bonus opportunity;

•	long-term incentive compensation in the form of equity awards;

•	company retirement and other welfare benefits;

•	personal benefits; and

•	post-employment compensation payments and benefits.

Our compensation philosophy places an emphasis on “at-risk” pay with a balanced focus between short-term and long-term strategic objectives. Consistent with this philosophy, the majority of the target total direct compensation opportunities of our executive officers, including the Named Executive Officers, is variable in nature, the payment and value of which depends on our financial results.

To achieve this objective, we use a performance-based annual bonuses that may be paid out in cash or shares of our common stock (with or without additional vesting requirements) or a combination of both cash and shares, of which has mainly been paid in shares of our common stock, and long-term incentive compensation in the form of time-based restricted stock unit awards that may be settled for shares of our common stock, time-based restricted stock awards that may be settled for shares of our common stock, and performance-based restricted stock unit awards that may be settled for shares of our common stock.

The performance measures we establish for the annual bonuses and the performance-based restricted stock unit awards are designed to promote stockholder return, market share increase, and revenue and earnings growth.

For fiscal 2016, the Compensation Committee elected, in consideration of the volatile nature of the software industry, compounded by the major transition of our business to a recurring revenue model, to establish performance measures and related target levels for the performance-based restricted stock unit awards that were based on our fiscal 2016 financial performance as measured by non-GAAP revenue at the corporate and segment levels, corporate and segment level gross and net new bookings, non-GAAP earnings-per-share, segment profit margin, non-GAAP operating expense, and cash flow from operations, while our fiscal 2016 annual bonuses were based on the intersection of non-GAAP revenue and non-GAAP earnings-per-share achievement. These performance measures were selected based on the Compensation Committee’s belief that they best position us for sustained growth in the future.

Base Salary

We use base salary to provide our executive officers, including the Named Executive Officers, with a basic fixed amount of compensation. Base salary levels reflect each executive officer’s responsibilities, performance, and expertise and are intended to be competitive with the base salary levels of comparable positions at the companies in our compensation peer group.

The Compensation Committee establishes base salary levels based, in part, on a review of market data for our compensation peer group, as well as the job performance and level of experience of each individual executive officer, internal pay parity considerations, and replacement costs. Generally, we tie the performance-based incentive compensation opportunities and post-employment compensation arrangements for each executive officer to his or her base salary.

In October 2015, the Compensation Committee reviewed the base salaries of our executive officers, including each of the Named Executive Officers, and determined that no adjustments would be made to their base salary levels for fiscal 2016.

The base salaries of the Named Executive Officers during fiscal 2016 were as follows:

Named Executive Officer	Fiscal 2015 Base Salary	Fiscal 2016 Base Salary	Percentage Change
Mr. Ricci	$800,000	$800,000	—
Mr. Tempesta	$400,000	$400,000	—
Mr. Bowden	$400,000	$400,000	—
Mr. Robbins	$450,000	$450,000	—
Mr. Schassler(1)	N/A	$500,000	N/A

(1)	In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, the Compensation Committee set Mr. Schassler’s annual base salary at $500,000. This amount was determined by the Compensation Committee in arms-length negotiations with Mr. Schassler after evaluating the market data of our compensation peer group.

Short-Term Incentive Compensation

Consistent with our compensation philosophy, the Compensation Committee has designed our executive compensation program to ensure that a significant level of our executive officers’ target total direct compensation opportunity is at risk. To help accomplish this objective, we provide for performance-based bonus opportunities for our executive officers, including the Named Executive Officers, based on the achievement of corporate performance objectives established at the beginning of the year.

During fiscal 2016, the Compensation Committee adopted an annual executive bonus performance objectives and payout targets for our executive officers, including the Named Executive Officers, which was designed to promote the attainment of specific financial objectives (as reflected in our annual operating plan) while, at the same time, supporting our longer-term strategic business objectives, and encouraging leadership and teamwork. The Compensation Committee, after consultation with our CEO, established two financial performance measures, as well as minimum, target, and maximum performance levels for each measure. In addition, each executive officer was assigned a target bonus opportunity that generally reflected his or her position and is expressed as a percentage of his or her base salary. The amount of each executive officer’s actual bonus payment was to be based on the extent to which we achieve or exceed the pre-established target level for each performance measure (up to a maximum percentage of 100%) that may be paid out to any executive officer. The Compensation Committee has the authority to modify bonuses up or down as justified by the circumstances.

After the end of the fiscal year, the Compensation Committee reviewed our performance against the financial performance measures and made its bonus decisions. The Compensation Committee had the discretion to approve bonus payments which were higher or lower than an executive officer’s target bonus opportunity depending on its evaluation of his or her individual performance for the fiscal year. Annual bonus payments may be paid out in cash or shares of our common stock or a combination of both cash and shares, of which has mainly been paid in shares of our common stock, which may be subject to additional vesting requirements as established by the Compensation Committee.

Target Bonus Opportunities

In November 2015, the Compensation Committee reviewed the fiscal 2016 target bonus opportunity for each executive officer, including each Named Executive Officer, and determined that, at that time, no adjustments were necessary or appropriate.

The target bonus opportunities of the Named Executive Officers for fiscal 2016 were as follows:

Named Executive Officer	Fiscal 2016 Target Bonus Opportunity (as a percentage of base salary)
Mr. Ricci	150%
Mr. Tempesta	75%
Mr. Bowden	75%
Mr. Robbins	78%
Mr. Schassler(1)	75%

(1)	In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, the Compensation Committee set Mr. Schassler’s target bonus opportunity at 75% of his annual base salary. This amount was determined by the Compensation Committee in arms-length negotiations with Mr. Schassler after evaluating the market data of our compensation peer group.

Corporate Performance Measures

For fiscal 2016, annual bonuses were to be funded based on our actual performance as measured against the intersection of two corporate financial measures, non-GAAP revenue of $2.0 billion and non-GAAP earnings-per-share of $1.39, which the Compensation Committee determined were critical to the successful execution of our fiscal 2016 operating plan.

For purposes of the 2016 bonuses, we calculated non-GAAP revenue and non-GAAP earnings-per-share in the same manner that we calculate this measure for purposes of our quarterly earnings announcements. In performing this calculation, we either included or excluded items in six general categories, each of which are described below.

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Acquisition-Related Revenue and Cost of Revenue.    We include revenue and cost of revenue related to acquisitions that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer.

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Acquisition-Related Costs, Net.    We have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition related adjustments. These categories are further discussed as follows:

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Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related services, including services provided by third-parties;

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Professional service fees and expenses include financial advisory, legal, accounting, and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities; and

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Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

•	Amortization of Acquired Intangible Assets. We exclude the amortization of acquired intangible assets from the calculation of non-GAAP expense and income measures, including earnings-per-share.

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Costs Associated with IP Collaboration Agreement.    To gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, we entered into IP collaboration agreements, with terms that ranged between five and six years and a completion date in fiscal 2016. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, we will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, we consider these long-term contracts and the resulting acquisitions of intellectual property from the third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and are therefore excluded from our non-GAAP results.

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Non-Cash Expenses.    We exclude the following non-cash expenses when calculating non-GAAP earnings-per-share: (i) stock-based compensation; (ii) certain accrued non-cash interest; and (iii) certain accrued non-cash income taxes.

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Other Expenses.    We exclude certain other expenses that are the result of unplanned events and arose outside of the ordinary course of continuing operations when calculating non-GAAP earnings-per-share. Included in these expenses are items such as restructuring charges, asset impairments, and other charges (credits), net. These items also include losses from the extinguishment of our debt and adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash. Other items such as consulting and professional service fees related to assessing strategic alternatives and our transformation program, and gains or losses on non-controlling strategic equity interests, are also excluded.

Fiscal 2016 Bonus Decisions

For fiscal 2016, our reported non-GAAP revenue was $1,979.6 million and our non-GAAP earnings-per-share was $1.52 per share. After reviewing these financial results, the Compensation Committee approved the funding of bonuses at 100% of the target bonus opportunity level as a result of the overachievement on earnings-per-share offsetting the non-GAAP revenue shortfall. With respect to the bonus payments for each of the Named Executive Officers, in November 2016 the Compensation Committee exercised its discretion to approve the bonus payments to each of the Named Executive Officers as follows:

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Mr. Ricci received a bonus payment equal to 100% of his target bonus opportunity based on the achievement of the intersection of our non-GAAP revenue and non-GAAP earnings-per-share, in particular the overachievement of the earnings-per-share target.

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Mr. Tempesta received a bonus payment equal to 100% of his target bonus opportunity based on the achievement of the intersection of our non-GAAP revenue and non-GAAP earnings-per-share, in particular the overachievement of the earnings-per-share target.

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Mr. Bowden received a bonus payment equal to 100% of his target bonus opportunity based on the achievement of the intersection of our non-GAAP revenue and non-GAAP earnings-per-share, in particular the overachievement of the earnings-per-share target.

•	Mr. Robbins terminated his employment with the Company in November 2016 and did not receive a bonus payment for fiscal 2016.

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Mr. Schassler received a bonus payment equal to 125% of his target bonus opportunity based on his performance in assisting in the achievement of our fiscal 2016 financial results. Mr. Schassler’s bonus was enhanced due to his contribution to the strong bookings performance in our Mobile segment in the second half of fiscal 2016.

The fiscal 2016 bonus payments for the Named Executive Officers were made entirely in the form of restricted stock unit awards that are to be settled in shares of our common stock. The number of shares of our common stock subject to these awards was determined by dividing the amount of the bonus earned by the closing market price of our common stock on November 18, 2016, or $16.91 per share, which was the date the Compensation Committee approved the final allocation of the executive officer bonuses. These restricted stock unit awards vested in full on December 2, 2016.

The actual bonus payments to the Named Executive Officers for fiscal 2016 were as follows:

Named Executive Officer	Percentage of Fiscal 2016 Target Bonus Opportunity Earned	Actual Fiscal 2016 Bonus ($)(1)	Actual Fiscal 2016 Bonus (as a number of shares of common stock)
Mr. Ricci	100%	$1,200,000	70,963
Mr. Tempesta	100%	$300,000	17,740
Mr. Bowden	100%	$300,000	17,740
Mr. Robbins(2)	0%	$—	—
Mr. Schassler(3)	125%	$337,178	19,939

(1)	The cash amount was not paid but rather converted into a number of shares of common stock with an equal value based on the closing price of our common stock on the date of grant.

(2)	Mr. Robbins terminated his employment in November 2016 and did not receive a bonus for fiscal 2016.

(3)	Mr. Schassler’s base bonus was pro-rated as a result of his effective hire date January 14, 2016. The bonus reflected above is inclusive of a special enhanced recognition bonus provided to Mr. Schassler for his contribution to the strong bookings performance in our Mobile segment in the second half of fiscal 2016.

Long-Term Incentive Compensation Philosophy

Consistent with our compensation philosophy, the Compensation Committee has designed our executive compensation program to provide that a significant level of our executive officers’ target total direct compensation opportunity is at risk. All of their long-term incentive compensation is at risk as it is subject to the volatility of our stock price with at least 50% of their long-term incentive compensation delivered in the form of performance-based restricted stock unit awards of which are earned only if the performance targets are achieved.

The Compensation Committee structures these awards to reflect the unique characteristics of our business:

•	A business in a highly-competitive and rapidly-changing industry;

•	A business with a long-term growth strategy based on both acquisitions as well as organic growth; and

•	A business in the midst of a major transformation of our business model.

As a result, the Compensation Committee has determined that it is in our best interests to select the performance measures and set the related target levels for our performance-based restricted stock unit awards using an annual approach, including measures which drive longer-term performance, with the exception of a portion of our CEO’s awards as described below. Not only does this approach enable the Compensation Committee to set performance goals that are responsive to our near-term and long-term objectives, it also minimizes the risk that these goals will become unattainable because of unforeseen or changing circumstances by providing the committee with the opportunity to adapt the measures to the rapidly changing environment. This “annual performance period” approach also allows the Compensation Committee to be responsive to ever-changing business conditions and maintains focus on key measures in the midst of the transformation of our business model.

In addition, by determining the size of each performance-based restricted stock unit award at the beginning of each three-year performance cycle, the Compensation Committee is able to ensure that each executive officer has a significant portion of his annual and near-term total direct compensation opportunity at risk, underscoring our emphasis on performance results and reinforcing our retention objectives.

At the same time, the Compensation Committee believes that, consistent with our compensation philosophy, the target total direct compensation opportunities of our executive officers should be predicated on their value to the organization. This is particularly true in the case of Mr. Ricci. As our Chief Executive Officer since September 2000, and Chairman of our Board of Directors since 1999, Mr. Ricci has played a critical role in our ongoing success over the past 16 years, both as our senior executive officer and a visionary in a dynamic and continuously-changing industry. During his tenure, Mr. Ricci has successfully led us through significant strategic acquisitions and business alliances that have transformed us into a leading provider of voice and natural language solutions. At the same time, under his guidance we have embarked on an aggressive plan to transform our business model, with an increasing concentration of our revenue coming from our hosting, term licensing and transaction based offerings, which are recurring revenue streams, and a decreasing proportion of our revenues coming from perpetual license models. Given his industry stature, Mr. Ricci continues to be a potential candidate for leadership positions at other companies that may seek to recruit him with a lucrative compensation package.

The implementation of these principles can be illustrated by the equity awards that the Compensation Committee has granted to Mr. Ricci over the past four fiscal years. Over that period, in recognition of his leadership and to directly link his compensation to our financial and operational performance, a significant portion of Mr. Ricci’s target total direct compensation opportunity has consisted of the opportunity to earn shares of our common stock that is heavily weighted towards specific performance objectives. The Compensation Committee, however, did take into consideration the significant feedback that we received from our stockholders and over the last three years has materially reduced the grant value of these awards as depicted in table entitled “Chief Executive Officer-Approved Equity Awards.”

For purposes of this discussion, the terms “issuance date” and “grant date” are defined as follows:

“Issuance Date” means the date on which the Compensation Committee approved the issuance of equity award to the Named Executive Officers. The per share value of these awards on such date is equal to the closing market price of our common stock as quoted on NASDAQ on the date that the Compensation Committee approves the issuance of the award.

“Grant Date” means the date on which the vesting or performance terms of the equity awards are known and agreed upon between the Company and the Named Executive Office. The per share value of the awards on such date is equal to the closing market price of our common stock as quoted on NASDAQ on the date that the Compensation Committee approves these terms of the award. For time-based equity awards, the issuance date and grant date are the same as the vesting terms are known when the Compensation Committee issues the award. For performance-based restricted stock unit awards, there will be a difference between the issuance date and the grant date for the second and third installments of the awards as a result of the timing of when the performance measures and related target levels are established for each of these installments.

Chief Executive Officer Long-Term Incentive Compensation Analysis

In response to our shareholders feedback requesting additional clarity on the design of our long-term incentive awards, we have added additional information to provide clarity on the way the Compensation Committee has designed the long-term incentive compensation awards for our executive officers, with a specific emphasis on the awards for Mr. Ricci.

The “Approved Equity Award Table” that follows is intended to illustrate the following:

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Reflect the face value of the awards authorized by the Compensation Committee on each Issuance Date over fiscal years 2012-2017 (that is, the number of shares of our common stock issued multiplied by the stock price on the date of issuance).

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Show how the values reflected in table differ from what is reported in the Summary Compensation Table that accompanies this Compensation Discussion and Analysis as a result of the timing of the determi-

nation of the performance measures and related target levels for the performance-based stock unit awards by the Compensation Committee. Unlike most companies, which grant and establish the performance measures and related target levels for the entire award at the time of issuance, the Compensation Committee approves the reservation of shares of our common stock for the performance-based stock unit awards at the Issuance Date, but does not select the performance measure or measures and the related target levels for each installment of the awards until the beginning of each one-year performance period. As a result, under the SEC’s executive compensation disclosure rules, these subsequent award installments are not reported in the Summary Compensation Table until the fiscal year in which the performance measures and related target levels are established.

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Reflect the material reduction in long-term incentive value delivered to Mr. Ricci over this four-year period with emphasis on the fiscal 2016 award that was granted 100% in performance-based units in response to stockholder feedback to align compensation with performance.

The “Equity Award Opportunity Table” that follows is intended to illustrate the following:

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Show the change from face value on the issuance date, as depicted in approved equity award table, to the face value on the Grant Date once the performance measures and related target levels for the fiscal period are established.

•	Provide a comparison of the Grant Date fair value versus the value on the date the shares are actually earned by Mr. Ricci.

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Show that in years when our stock price declined from the Grant Date to the date the shares were actually earned, Mr. Ricci’s realized compensation value also declined. Conversely, in a period in which our stock price increased from the grant date to the date the shares were actually earned, Mr. Ricci’s realized compensation exceeded the grant date value. Both scenarios demonstrate the strong alignment of Mr. Ricci’s long-term incentive award value with the creation of stockholder value.

CHIEF EXECUTIVE OFFICER

APPROVED EQUITY AWARDS

FISCAL 2012 — FISCAL 2017

	Type of Award[1]	FY 2012[2]	FY 2013[2]	FY 2014[2]	FY 2015[2]	FY 2016[2]	FY 2017[2]	FY 2018[2]	Total Face Value on Issuance Date
Nov 11, 2011 (FY12) (1,500,000 shares)		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)					$19,350,000 (750,000 shares)
		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)					$19,350,000 (750,000 shares)

Dec 17, 2012 (FY13) (1,500,000 shares)			$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)				$16,740,000 (750,000 shares)
			$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)				$16,740,000 (750,000 shares)

Nov 12, 2013 (FY14) (500,000 shares)					$3,927,500 (250,000 shares)				$3,927,500 (250,000 shares)
					$3,927,500 (250,000 shares)				$3,927,500 (250,000 shares)

Dec 15, 2014 (FY15) (500,000 shares)						$3,507,500 (250,000 shares)			$3,507,500 (250,000 shares)
						$3,750,500 (250,000 shares)			$3,507,500 (250,000 shares)

Nov 20, 2015 (FY16) (500,000 shares)							—		—
							$10,040,000 (500,000 shares)		$10,040,000 (500,000 shares)

Nov 17, 2016 (FY17) (625,000 shares)							$3,887,500 (250,000 shares)		$3,887,500 (250,000 shares)
								$5,831,250 (375,000 shares)	$5,831,250 (375,000 shares)

(1)	”RSU” means time-based restricted stock unit and “PRSU” means performance-based restricted stock unit.

(2)	The dollar amounts shown in these columns represent the Grant Date fair value (under FASB ASC Topic 718) of each installment as follows: (a) RSU awards on the date of grant and (b) PRSU’s awards represents the value on the date the Compensation Committee approved the issuance of the award. The actual grant date fair values of the PSRU awards will be determined based on the price of our common stock on the date that the performance measures are established by the Compensation Committee.

CHIEF EXECUTIVE OFFICER

EQUITY AWARD OPPORTUNITY

FISCAL 2013 — FISCAL 2017

	Type of Award[1]	FY 2013[2]	FY 2014[2]	FY 2015[2]	FY 2016[2]	FY 2017[3]	FY 2018[4]
Nov 11, 2011 (FY12) (1,500,000 shares)		$6,450,000 (250,000 shares)	$6,450,000 (250,000 shares)
		$5,580,000 (250,000 shares)	$3,927,500 (250,000 shares)
Dec 17, 2012 (FY13) (1,500,000 shares)		$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)	$5,580,000 (250,000 shares)
		$5,580,000 (250,000 shares)	$3,927,500 (250,000 shares)	$702,235 (50,000 shares)
Nov 12, 2013 (FY14) (500,000 shares)				$2,854,000 (200,000 shares)
$3,927,500 (250,000 shares)
$3,927,500 (250,000 shares)
Dec 15, 2014 (FY15) (500,000 shares)					$3,507,500 (250,000 shares)
$5,020,000 (250,000 shares)
Nov 20, 2015 (FY16) (500,000 shares)						—
$7,775,000 (500,000 shares)
Nov 17, 2016 (FY17) (625,000 shares)						$3,887,500 (250,000 shares)
$5,831,250 (375,000 shares)
						PROJECTED	PROJECTED
Total Equity Award Grant Date Value		$23,190,000	$19,885,000	$16,991,235	$8,527,500	$11,662,500	$5,831,250
Amount Realized from Equity Award		$9,969,500	$16,039,730	$18,799,853	$8,461,561

(1)	”RSU” means time-based restricted stock unit and “PRSU” means performance-based restricted stock unit.

(2)	The dollar amounts shown in these columns represents the Grant Date fair value (under FASB ASC Topic 718) of each installment as follows: (a) RSU awards on the date of grant and (b) PRSU’s on the date the goals are established by the Compensation Committee.

(3)

The dollar amounts shown in this column represents the total Grant Date fair value of Mr. Ricci’s long-term incentive compensation opportunity for fiscal 2017 (for the RSU) based on the grant date fair values (under FASB ASC Topic 718) and on a projected basis for the PRSU using a hypothetical grant date fair value of $15.55 per share, which was the closing price of our common stock on the date the RSU was awarded by the

Compensation Committee. The actual grant date fair values will be determined based on the price of our common stock on the date that the performance measures are established by the Compensation Committee.

(4)	The dollar amounts shown in this column represents a projected value of the fiscal 2018 PRSU assuming a grant date fair value of $15.55 per share, which was the closing price of our common stock on the date the Compensation Committee approved the PRSU awards. The actual grant date fair values will be determined based on the price of our common stock on the date that the performance measures are established by the Compensation Committee.

Long-Term Incentive Compensation Earned

As illustrated by the foregoing tables, a significant portion of Mr. Ricci’s long-term incentive compensation opportunity is comprised of performance-based restricted stock unit awards, which derive their value based on our specific financial and operational performance, and time-based restricted stock unit awards, the value of which is dependent on the performance of our stock price (which is directly influenced by our financial and operational performance). This compensation is wholly “at risk” and contingent on his ability to lead us to achieve our short-term and long-term objectives. The variable nature of these awards and their direct link to our actual business results can be illustrated by the following chart:

Long-Term Incentive Compensation

We provide long-term incentive compensation to our executive officers, including the Named Executive Officers, in the form RSU awards for shares of our common stock which are to be earned pursuant to both time and performance conditions. The multi-year performance-based and time-based vesting requirements of these equity awards are designed to align the interests of our executive officers and our stockholders and to provide each individual executive officer with a significant incentive to manage us from the perspective of an owner and to remain employed with us.

The Compensation Committee has maintained a multi-year practice whereby at least 50% of the value of all equity awards granted to the Named Executive Officers, would be performance-based awards to be earned or settled based on the achievement of pre-established target levels for one or more performance measures. The Compensation Committee believes that this equity mix provides a more effective alignment of the interests of our executive officers and our stockholders.

The Compensation Committee also believes that the commitment to grant a mix of both time-based and performance-based equity awards enhances our ability to retain our executive officers by providing a portion of their long-term incentive compensation opportunity in the form of full value equity awards (such as RSU awards) that will be earned only if they remain employed with us for several years.

Typically, the Compensation Committee reviews our executive officers’ prior fiscal year’s performance at its first meeting of the fiscal year and will grant equity awards if deemed appropriate within the first quarter of the fiscal year. Further, the Compensation Committee determines the value of the equity awards that it grants to each executive officer based on its evaluation of his or her performance, his or her skills, expertise, and experience, his or her expected future contributions, its retention objectives for the executive officer, the status of their outstanding equity awards (including the projected value of these awards in future fiscal years), its evaluation of our financial and operational performance for the preceding fiscal year, and its review of the compensation data described in “Competitive Positioning” above and replacement costs.

Performance Measures

In addition to non-GAAP revenue and non-GAAP earnings-per-share performance measures, certain of the long term incentive equity awards are based on the measurement of gross bookings, net new bookings, cash flow from operations, segment margin, operating expense, and management business objectives important for our long term growth and for maintaining focus on our revenue and earnings-per-share during a major transformation in our business model.

For the purposes of fiscal 2016 equity awards, “bookings” were defined to represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements.

Recurring revenue represents the sum of recurring product and licensing, on-demand, and maintenance and support revenues as well as the portion of professional services revenue delivered under ongoing subscription contracts. Recurring product and licensing revenue comprises term-based and ratable licenses as well as revenues from royalty arrangements.

Fiscal 2016 Annual Equity Awards

In November 2015, the Compensation Committee approved annual equity awards to our executive officers, including Messrs. Ricci, Bowden, Tempesta and Robbins. (Mr. Schassler received his grant on February 3, 2016 after joining the Company). These awards were granted to Mr. Ricci entirely in the form of PRSU awards and to the other NEOs 50% in the form of RSU awards, and 50% in the form of PRSU awards. The Compensation Committee believed that this combination struck an appropriate balance between creating a long-term retention incentive for our executive officers and establishing performance goals that further align the interests of our executive officers with our business objectives for the next two fiscal years and with increasing stockholder value.

As in prior years, the Compensation Committee determined that, with respect to the PRSU awards, it would establish the performance measures and set target levels for such measures at or shortly after the beginning of each fiscal year covered by the award. As described above in the discussion of Mr. Ricci’s long-term incentive compensation, the Compensation Committee believes that, at this time, selecting measures and setting target levels on an annual basis allows it to assess progress and changes in our business and changes in our industry to ensure that the measures and related target levels selected align with our progress and strategic priorities and what it believes are in our long-term best interests.

The equity awards granted to Mr. Ricci and the Named Executive Officers during fiscal 2016 were as follows:

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
Mr. Ricci	November 20, 2015	PRSU	500,000	$10,040,000	From 0% to 100% of these shares will vest upon certification by the Compensation Committee following fiscal 2017 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2017.
	December 30, 2015	PRSU	62,500	$1,261,250	From 0% to 100% of these shares will vest upon certification by the Compensation Committee following fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.
Mr. Tempesta	November 20, 2015	RSU	15,000	$301,200	The shares are subject to time-based vesting, 5,000 of the shares vest on September 30, 2016, 5,000 vest on September 30, 2017 and 5,000 vest on September 30, 2018.
	November 20, 2015	PRSU	40,000	$803,200	Up to 30,000 of these shares will vest upon certification by the Compensation Committee following fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016, up to 5,000 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2017 and up to 5,000 shares will vest subject to similar performance-based vesting requirements

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					established for the one-year period ending September 30, 2018.
	December 30, 2015	PRSU	28,206	$569,197	Up to 28,206 of these shares will vest upon certification by the Compensation Committee following fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.
Mr. Bowden	November 20, 2015	PRSU	62,000	$1,244,960	Up to 25,000 of these shares will vest upon certification by the Compensation Committee following the fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one year performance period ending September 30, 2016. Up to 17,000 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2017 and up to 20,000 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2018.
	November 20, 2015	RSU	37,000	$742,960	These shares are subject to time-based vesting, 17,000 shares vest on September 30, 2017 and 20,000 shares vest on September 30, 2018.
	December 30, 2015	PRSU	10,563	$213,161	Up to 2,125 of these shares will vest upon certification by the Compensation Committee following the first-half of fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the seven-month performance period ending April 30, 2016.

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
					Up to 8,438 of these shares will vest upon certification by the Compensation Committee following the fiscal 2016 achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.
	February 3, 2016	PRSU	10,312	$179,738	Up to 10,312 of these shares will vest upon certification by the Compensation Committee following the fiscal 2016 achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.
Mr. Robbins	November 20, 2015	RSU	63,250	$1,270,060	The shares are subject to time-based vesting, 21,250 shares vest on September 30, 2016, 22,000 shares vest on September 30, 2017 and 20,000 shares vest on September 30, 2018.
	November 20, 2015	PRSU	63,250	$1,270,060	Up to 21,250 of these shares will vest upon certification by the Compensation Committee following fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016. Up to 22,000 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2017 and up to 20,000 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2018.

Named Executive Officer	Date of Issuance	Type of Equity Award	Number of Shares of Common Stock Subject to Equity Award	Face Value of Equity Award	Vesting or Performance Conditions
	December 30, 2015	PRSU	15,625	$315,313	Up to 15,625 of these shares will vest upon certification by the Compensation Committee following the fiscal 2016 achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.
Mr. Schassler	February 3, 2016	RSU	140,625	$2,451,094	The shares are subject to time-based vesting, 78,125 shares vest on September 30, 2016, 41,666 shares vest on September 30, 2017 and 20,834 shares vest on September 30, 2018.
	February 3, 2016	PRSU	109,375	$1,906,406	Up to 46,875 of these shares will vest upon certification by the Compensation Committee following fiscal 2016 of the achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016, up to 41,666 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2017 and up to 20,834 shares will vest subject to similar performance-based vesting requirements established for the one-year period ending September 30, 2018.
	February 3, 2016	PRSU	11,719	$204,262	Up to 15,625 of these shares will vest upon certification by the Compensation Committee following the fiscal 2016 achievement of the performance-based objectives for such shares as determined by the Compensation Committee and completed over the one-year performance period ending September 30, 2016.

In November 2016, the Compensation Committee certified the level of attainment of the performance measures for the fiscal 2016 PRSU awards, the installments of which were granted in the fiscal years specified in the Fiscal 2016 Grants of Plan Based Awards Table. Each Named Executive Officer’s target number of shares of our common stock subject to the PRSU award, the percentage of achievement of the performance measures, and the actual number of shares of our common stock earned in connection with this installment were as follows:

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2016 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Mr. Ricci	85,000	Up to 85,000 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.005 billion (1). Up to an additional 21,250 shares will vest on a scale for overachievement of this goal.	99%	81,813
	82,500	Up 82,500 shares subject to award will vest if corporate bookings equal $2.130 billion (1). Up to an additional 20,625 shares will vest on a scale for overachievement of this goal.	116%	103,125
	82,500	Up to 82,500 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.39 per share (1). Up to an additional 20,625 shares will vest on a scale for overachievement of this goal.	110%	103,125

Total	250,000			288,063

Mr. Tempesta	12,565	Up to 12,565 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.005 billion (2). Up to an additional 3,141 shares will vest on a scale for overachievement of this goal.	99%	10,932
	12,565	Up 12,565 shares subject to award will vest if corporate bookings equal $2.130 billion (3). Up to an additional 3,141 shares will vest on a scale for overachievement of this goal.	116%	15,706
	18,848	Up to 18,848 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.39 per share (4). Up to an additional 4,712 shares will vest on a scale for overachievement of this goal.	110%	23,560
	12,565	Up to 12,565 shares subject to award will vest for achievement of functional non-GAAP operating expense (5). Up to an additional 3,141 shares will vest on a scale for overachievement of this goal.	93%	15,706
	6,282	Up to 6,282 shares subject to award will vest for achievement of CFFO which will equal non-GAAP Net Income (6). Up to an additional	128%	7,853

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2016 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
		1,571 shares will vest on a scale for overachievement of this goal.
	25,000	Up to 25,000 shares subject to award will vest for delivery of FY16 transformation plan (9). Up to an additional 12,500 shares will vest on a scale for overachievement of this goal.	114%	37,500

Total	87,825			111,257

Mr. Bowden	7,500	Up to 7,500 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.005 billion (2). Up to an additional 1,875 shares will vest on a scale for overachievement of this goal.	99%	6,525
	7,500	Up to 7,500 shares subject to award will vest if corporate bookings equal $2.130 billion (3). Up to an additional 1,875 shares will vest on a scale for overachievement of this goal.	116%	9,375
	7,500	Up to 7,500 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.39 per share (4). Up to an additional 1,875 shares will vest on a scale for overachievement of this goal.	110%	9,375
	11,250	Up to 11,250 shares subject to award will vest ratably based on level of achievement of for achievement of functional non-GAAP operating expense (5). Up to an additional 2,813 shares will vest on a scale for overachievement of this goal.	96%	14,063
	26,250	Up to 26,250 shares subject to award will vest based on level of achievement of FY16 mergers & acquisition management revenue target (10). Up to an additional 6,563 shares will vest on a scale for overachievement of this goal.	82%	7,875
	15,000	Up to 15,000 shares subject to award will vest based on strategic organizational objectives (11), Up to an additional 3,750 shares will vest on a scale for overachievement of this goal.	443%	18,750
	8,500	Up to 8,500 shares will vest for achievement of first-half of fiscal 2016 functional non-GAAP operating expense (5). Up to an additional 2,125 shares will vest on a scale for overachievement of this goal.	97%	10,625

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2016 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
	8,250	Up to 8,250 shares subject to award will vest based on strategic objectives related to the Company’s transformation initiative.	100%	8,250
	8,250	Up to 8,250 shares subject to award will vest upon delivery of a strategic growth plan.	100%	8,250

Total	100,000			93,088

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2016 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Mr. Robbins	3,125	Up to 3,125 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.005 billion (2). Up to an additional 781 shares will vest on a scale for overachievement of this goal.	99%	2,719
	3,125	Up to 3,125 shares subject to award will vest if corporate bookings equal $2.130 billion (3). Up to an additional 781 shares will vest on a scale for overachievement of this goal.	116%	3,906
	3,125	Up to 3,125 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.39 per share (4). Up to an additional 781 shares will vest on a scale for overachievement of this goal.	110%	3,906
	6,250	6,250 shares subject to award will vest if sales operating expense target is achieved (5). Up to an additional 1,563 shares will vest on a scale for overachievement of this goal.	103%	0
	18,750	Up to 18,750 shares subject to award will vest if management sales plan revenue equals or exceeds $2.011 billion (2). Up to an additional 4,688 shares will vest on a scale for overachievement of this goal.	98%	15,750
	9,375	Up to 9,375 shares subject to award will vest if management sales plan bookings equal or exceeds $2.146 billion (3). Up to an additional 2,344 shares will vest on a scale for overachievement of this goal.	115%	11,719
	18,750	Up to 18,750 shares subject to award will vest if management sales net new plan bookings equals or exceeds $1.489 billion (7). Up to an additional 4,688 shares will vest on a scale for overachievement of this goal.	101%	20,438

Total	62,500			58,438

Named Executive Officer	Number of Shares Subject to Award Increment	Fiscal 2016 Performance Measure	Percentage of Achievement of Performance Measure	Number of Shares Earned under Award Increment
Mr. Schassler	2,344	Up to 2,344 shares subject to award will vest if non-GAAP revenue equals or exceeds $2.005 billion (2). Up to an additional 586 shares will vest on a scale for overachievement of this goal.	99%	2,039
	2,344	Up to 2,344 shares subject to award will vest if corporate bookings equal $2.130 billion (3). Up to an additional 586 shares will vest on a scale for overachievement of this goal.	116%	2,930
	2,344	Up to 2,344 shares subject to award will vest if non-GAAP earnings-per-share equal or exceed $1.39 per share (4). Up to an additional 586 shares will vest on a scale for overachievement of this goal.	110%	2,930
	11,719	Up to 11,719 shares subject to award will vest if Mobile non-GAAP revenue target is achieved (2). Up to an additional 2,930 shares will vest on a scale for overachievement of this goal.	96%	4,863
	7,031	Up to 7,031 shares subject to award will vest if mobile management plan net new bookings is achieved (7). Up to an additional 1,758 shares will vest on a scale for overachievement of this goal.	122%	8,789
	7,031	Up to 7,031 shares subject to award will vest if mobile management plan bookings is achieved (3). Up to an additional 1,758 shares will vest on a scale for overachievement of this goal.	146%	8,789
	7,031	Up to 7,031 shares subject to award will vest if mobile management plan segment margin is achieved (8). Up to an additional 1,758 shares will vest on a scale for overachievement of this goal.	98%	5,449
	7,031	Up to 7,031 shares subject to award will vest if mobile management plan gross margin is achieved (8). Up to an additional 1,758 shares will vest on a scale for overachievement of this goal.	99%	6,293

Total	46,875			42,082

(1)

These awards provided for linear interpolation of the award payout as follows: 85% achievement of the corporate performance measure would result in the vesting of 65% of the shares subject to the award incre-

ment. For achievement above 85%, the vesting of the award shares would be linear up to full vesting of the award increment. The Award also has opportunity for overachievement of targets up to 125% of the shares.

(2)	These awards provided for linear interpolation of the award payout as follows: 95% achievement of the performance revenue measure would result in the vesting of 25% of the shares subject to the award increment. For achievement above 95%, the vesting of the award shares would be linear up to full vesting of the award increment. The Award also has opportunity for overachievement of targets up to 125% of the shares.

(3)	These awards provided for linear interpolation of the award payout as follows: 92% achievement of the performance gross bookings measure would result in the vesting of 20% of the shares subject to the award increment. For achievement above 92%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(4)	These awards provided for linear interpolation of the award payout as follows: 95% achievement of the corporate performance earning-per-share measure would result in the vesting of 50% of the shares subject to the award increment. For achievement above 95%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(5)	This award provided for linear interpolation of the award payout as follows: 101.5% achievement of the operating expense measure would result in the vesting of 25% of the shares subject to the award increment. For achievement below 101.5%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(6)	These awards provided for linear interpolation of the award payout as follows: 25% achievement of CFFO measure would result in the vesting of 25% of the shares subject to the award increment. For achievement above 100%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(7)	These awards provided for linear interpolation of the award payout as follows: 92% achievement of the segment performance net new bookings measure would result in the vesting of 60% of the shares subject to the award increment. For achievement above 95%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(8)	These awards provided for linear interpolation of the award payout as follows: 95% achievement of the segment performance gross and operating margins measure would result in the vesting of 25% of the shares subject to the award increment. For achievement above 95%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(9)	These awards provided for linear interpolation of the award payout as follows: 88.9% achievement of the strategic organizational objective measure would result in the vesting of 50% of the shares subject to the award increment. For achievement above 88.9%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 150% of the shares.

(10)	These awards are aligned to the achievement of M&A revenue goals 100% achievement would result in vesting of 100% of shares subject to award increment. For achievement above 100%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

(11)	These awards provided for linear interpolation of the award payout as follows: 25% achievement of the strategic organizational objective measure would result in the vesting of 25% of the shares subject to the award increment. For achievement above 25%, the vesting of the award shares would be linear up to full vesting of the award increment. Award also has opportunity for overachievement of targets up to 125% of the shares.

Retirement, Welfare, and Personal Benefits

We offer our United States employees, including our executive officers, comprehensive health and welfare programs including medical, wellness, dental, vision, disability, life insurance, and accidental death and dismemberment protection. In addition, we offer a Section 401(k) plan and employee stock purchase plan. Our executive officers are offered the same level of benefits as our other employees.

We provide our executive officers, including the Named Executive Officers, with certain perquisites and personal benefits, including reimbursement for tax and financial planning services, and a car allowance (if applicable), the incremental costs to us of which are reflected in the Summary Compensation Table below. The Compensation Committee believes these personal benefits are reasonable and consistent with our overall executive compensation program, because they better enable us to attract and retain superior individuals for our key executive positions. In addition, these personal benefits are provided to ensure our executive officers’ health and financial affairs are taken care of in a manner that enables them to focus their full attention on their respective positions. The Compensation Committee reviews and approves the personal benefits provided to our executive officers on an annual basis.

Enhanced welfare benefits and other personal benefits provided to our CEO and other executive officers are as follows:

•	An annual medical examination for each executive officer, with the exception of Mr. Ricci who receives a wellness reimbursement allowance of up to $50,000.

•	With the exception of Mr. Ricci, each executive officer is eligible to receive a $500,000 term life insurance policy at our expense.

•	Mr. Ricci receives a $1.0 million term life insurance policy at our expense.

•

Our executive officers are eligible for an enhanced long-term disability benefit that provides for payment of 60% of their eligible earnings capped at a maximum of $18,500 per month, with the exception of Mr. Ricci who is not subject to this maximum limit and has a benefit that provides for payment of 60% of his base salary. In addition, the Named Executive Officers have an enhanced “Own Occupation” provision that provides for continuation of benefits beyond two years if they cannot return to their own occupation.

•	Personal aircraft use:

•

To increase the number of in-person meetings with our customers, as well as to reduce the physical strain of heavy travel schedules, we own a corporate aircraft and also lease charter aircraft from time to time for business-related travel. The Compensation Committee has adopted a policy permitting corporate-owned or leased aircraft to be available for the personal use of Mr. Ricci for his protection and the protection of our assets, and to reduce his travel time and allow him to devote more time to work duties. The Compensation Committee approved personal use of the corporate-owned or leased aircraft by Mr. Ricci in fiscal 2016 and reviews the personal usage on a quarterly basis. We determine the value of personal use of corporate-owned or leased aircraft based on the aggregate incremental cost to us for such use.

•	A tax and financial planning reimbursement benefit.

Employment Agreements with Mr. Ricci

During his tenure as our CEO, we have reflected the terms and conditions of Mr. Ricci’s employment with us in a written employment agreement. Prior to his amended and restated employment agreement described in the “Executive Summary” above, we last entered into an amended and restated employment agreement with Mr. Ricci in November 2011 (the “Employment Agreement”). This agreement, which had a term of three years, set forth the terms and conditions of his employment, including his compensation and the circumstances under which he would be eligible to receive payments and benefits in the event of his termination of employment, including a termination of employment in connection with a change in control of the Company.

On November 12, 2013, our Board of Directors approved an amendment to the Employment Agreement (“Amendment No. 1”) to:

•

extend its term for an additional year through November 11, 2015 (subject to extension for additional one-year terms upon the mutual written consent of Mr. Ricci and our Board of Directors as provided in the Employment Agreement); and

•	set forth his base salary, target bonus opportunity, and equity awards for fiscal 2014.

In addition, Amendment No. 1 to the Employment Agreement eliminated the tax “gross-up” related to reimbursements for up to $50,000 of services provided under an enhanced executive medical program, $25,000 of tax and financial planning services, and a $20,000 car allowance. Finally, Amendment No. 1 to the Employment Agreement restricted the post-retirement reimbursement allowance provided in such agreement to a maximum of $25,000 per year and $250,000 in the aggregate.

On June 18, 2015, our Board of Directors approved an additional amendment (“Amendment No. 2”) to the Employment Agreement to:

•

extend its term for an additional year through November 11, 2016 (subject to extension for additional one-year terms upon the mutual written consent of Mr. Ricci and our Board of Directors as provided in the Employment Agreement);

•

provide a commitment to set the performance goals for the performance units aligned to fiscal 2016 no later than the November 2015 Board of Directors’ meeting with agreement that the fiscal 2016 performance goals will have the same scaling index as used for the fiscal 2015 performance shares. Under mutual agreement, the commitment date to finalize the fiscal 2016 performance goals was extended to be established no later than December 30, 2015;

•	provide for continuation of payment of the allowances and executive wellness benefits through any applicable severance period;

•	eliminate the post-retirement medical benefit;

•

increase the continuing payments and benefits if his employment is involuntarily terminated by us other than for “cause,” including “death” or “disability” and a “notice of non-renewal” as defined in the Employment Agreement, to two times from one and one-half times of his base salary, as then in effect;

•

increase the continuing payments and benefits if his employment is involuntarily terminated by us as a result of a change in control of the Company to two and one-half times from two times of his base salary, as then in effect;

•	provide for a lump sum payment of $500,000, less applicable taxes; and

•

provide for treatment of performance-based stock unit awards which are aligned to a fiscal year in which a notice of non-renewal is given. Depending on timing of the notice of non-renewal being triggered, the amendment provides for the treatment of the performance shares as follows:

•

Trigger of Non-Renewal by the Company prior to April 1 — performance shares would be deemed fully achieved at the target performance level and would vest upon termination of the Employment Agreement; or

•

Trigger of Non-Renewal by Executive prior to April 1 or the Company after April 1 — performance shares for first half of the year would be determined based on actual performance for the pro-rated period and would be deemed fully earned at the target performance level for the second half of the year. Shares determined for the first half of the year and deemed earned for the second half of the year at the target performance level would then vest upon the termination of the Employment Agreement.

In November 2016, our Board of Directors approved and entered into an amended and restated employment agreement with Mr. Ricci. The principal terms and conditions of this agreement are described in the “Executive

Summary” above, as well as in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2016.

Post-Employment Compensation

On our behalf, the Compensation Committee has entered into agreements with our CEO and certain other executive officers, including each of the other Named Executive Officers, which provide for certain payments and benefits upon certain specified terminations of employment, including certain specified terminations of employment following a change in control of the Company. In exchange for these payments and benefits, each executive officer must release the Company from any claims relating to his or her employment and termination of employment.

We believe that these protections are necessary to help motivate and retain our executive officers and, in some cases, helped induce them to forego other opportunities or leave their then-current employment for the uncertainty of a demanding position in a new and unfamiliar organization. We also believe that these protections will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value when analyzing a potential transaction that could involve a change in control of the Company.

The post-employment payments and benefits which the Named Executive Officers are eligible to receive are described in more detail in “Employment, Severance, and Change in Control Agreements” below.

Other Compensation Policies

Stock Ownership Policy

We believe that our executive officers, including the Named Executive Officers, should own and hold shares of our common stock to further align their interests and actions with the interests of our stockholders. Our executive officers are expected to own and hold that number of shares of our common stock that correspond to their position within the Company. We have not specified a time period during which an executive officer must be in compliance with our stock ownership policy, however, until he or she has reached the appropriate ownership level, he or she is required to retain 25% of the net shares received upon the exercise of an option to purchase shares of our common stock or vesting of a restricted stock or restricted stock unit award.

The current expected stock ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	Five times current annual base salary
Other Executive Officers	Three times current annual base salary

As of the end of fiscal 2016, our CEO and each of the other Named Executive Officers satisfied his or her stock ownership level as specified above, with the exception of Mr. Schassler who joined the Company in fiscal 2016.

Compensation Recovery Policy

We maintain a compensation recovery (“clawback”) policy which provides that, in the event that we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to incentive compensation paid or awarded after December 7, 2012, its date of adoption, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

Equity Award Grant Policy

We grant promotion or retention awards, or newly-hired employee equity awards, on the first day of the month (or the first business day thereafter if such day is not a business day) with the exception of inducement awards, which may be granted promptly following the closing of an acquisition or upon the hiring of an employee. Equity awards issued in lieu of paying cash for non-incentive plan bonuses are granted promptly following final determination of achievement and payout levels by the Compensation Committee and vest shortly after grant.

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the Company based on equity award grant dates.

Derivatives Trading, Hedging, and Pledging Policies

We prohibit our executive officers and members of our Board of Directors from speculating in our equity securities, including the use of short sales, “sales against the box” or any equivalent transaction involving our equity securities, or engaging in any other hedging transactions with respect to our equity securities. In addition, we prohibit our employees, executive officers, and members of our Board of Directors from pledging their equity securities or using such securities as collateral for a loan.

Tax and Accounting Considerations

Income Tax Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes an annual $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation qualifies as “performance-based” compensation or satisfies the requirements of another exception to the deduction limit. In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to our executive officers of their compensation arrangements. The ultimate tax consequences of these arrangements, including but not limited to tax deductibility by the Company, are subject to many factors, however, that are beyond the Compensation Committee’s and the Company’s control (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executive officers regarding the exercise of options to purchase shares of our common stock and other rights).

In addition, the Compensation Committee believes that it is important that it retain maximum flexibility in administering our executive compensation program to meet its stated objectives. For these reasons, although the Compensation Committee considers tax deductibility as one of the factors in determining executive compensation, it does not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will consider alternative forms of compensation consistent with our compensation objectives, which may preserve deductibility when it considers such objectives to be in the best interests of the Company and our stockholders.

Taxation of “Parachute” Payments

Section 280G of the Internal Revenue Code disallows a tax deduction to a company for an “excess parachute payment,” while Section 4999 of the Internal Revenue Code imposes a 20% excise tax on any person who receives an “excess parachute payment.” The Compensation Committee believes that the provision of any tax payment or tax “gross-up” protection for executive officers in the context of a change in control of the Company is not appropriate, and, therefore, no longer provides for any tax reimbursement or “gross-up” payment for our executive officers, including our Chief Executive Officer, whose employment agreement does not contain any such provision.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) in connection with our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including options to purchase shares of the company’s stock and restricted stock unit awards that may be settled for shares of the company’s stock, based on the grant date fair value of these awards. We perform this calculation for financial reporting purposes and report these amounts in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

FISCAL 2016 SUMMARY COMPENSATION TABLE

The following table sets forth, for the period indicated, the compensation earned, paid to, or received by the Company to the Named Executive Officers during fiscal 2016, fiscal 2015, and fiscal 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Paul A. Ricci	2016	$800,000	—	$5,045,000	—	$1,200,000	(2)	$246,458	(3)	$7,291,458
Chief Executive Officer	2015	800,000	—	6,361,500	—	1,200,000		199,943		8,561,443
	2014	800,000	—	16,412,235	—	600,000		127,521		17,939,756

Daniel D. Tempesta(4)	2016	$400,000	—	$2,073,509	—	$300,000	(5)	$7,969	(6)	$2,781,478
Executive Vice President	2015	363,654	$37,500	2,514,005	—	315,000		8,331		3,238,490
and Chief Financial Officer

A. Bruce Bowden	2016	$400,000	—	$2,647,523	—	$300,000	(7)	$15,485	(8)	$3,363,008
Executive Vice President Corporate	2015	399,808	—	3,256,375	—	355,000		16,863		4,028,046
Strategy and Development	2014	375,000	—	1,689,100	—	250,000		8,976		2,323,076

William T. Robbins(9)	2016	$450,000	—	$2,531,310	—	$—		$2,669	(10)	$2,983,979
Executive Vice President	2015	450,000	—	1,751,213	—	325,000		3,054		2,529,267
Worldwide Sales	2014	354,808	—	2,855,000	—	138,793		2,945		3,351,546

Robert C. Schassler(11)	2016	$358,238	—	$3,268,125	—	$337,178	(12)	$10,007	(13)	$3,973,548
Executive Vice President
GM, Mobility Division

(1)	The amounts reported in this column do not reflect the compensation actually received by the Named Executive Officer. Instead, the amounts reported represent the grant date fair value of the stock awards granted in each covered fiscal year, as computed in accordance to FASB ASC Topic 718. The assumptions used to calculate the grant date fair value of the stock awards reported in the Stock Awards column are set forth under Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2016 filed with the SEC on November 22, 2016. The amounts reported in the Stock Awards column include performance shares that were issued to Mr. Ricci in prior fiscal year however accounted for in this fiscal period upon establishment of fiscal 2016 performance goals. The table below illustrates the dates the grants were issued to Mr. Ricci and the grant date value of each award.

Date of Issuance	Date of Grant	# of Shares	Grant Date Value	Type of Award
December 15, 2014	12/30/2015	250,000	$5,045,000	Performance award tied to fiscal 2016 corporate financial targets

Total grants issued prior to fiscal 2016 and accounted for in fiscal 2016		250,000	$5,045,000

Total value reported in Stock Award column		250,000	$5,045,000

Excluded from the Stock Awards Column are shares that would vest only if financial metrics were overachieved. Details of these achievements for fiscal 2016 are further detailed in the Compensation Discussion and Analysis Report above and in the Grants of Plan Based Awards. Also excluded from the Stock Awards column is a PRSU award for 500,000 shares awarded to Mr. Ricci during 2016. The performance metrics for this award had not been established by the end of fiscal 2016 and therefore are not reportable as fiscal 2016 compensation.

(2)	Mr. Ricci received his fiscal 2016 bonus in the form of a restricted stock unit award for 70,963 shares of our common stock having a value equal to $1,200,000. This award vested in full on December 2, 2016.

(3)	The amount reported in the All Other Compensation column for fiscal 2016 consists of the following items:

Matching contributions to 401(k) plan	$4,308
Reimbursement for Executive Enhanced Wellness Benefit	4,320
Reimbursement for tax and financial planning services	21,759
Reimbursement for Legal Services	23,333
Personal use of Company-owned and leased aircraft travel*	154,623
Enhanced long term disability benefits	12,164
Premiums for term life insurance policy	3,450
Fixed Car Allowance	20,000
Chairman’s Club	2,501

Total	$246,458

*	For purposes of the Summary Compensation Table, we value the aggregate incremental cost to the Company for personal use of the Company-owned aircraft using a method that takes into account the cost of fuel, trip related cabin services, crew travel expenses, on-board catering, landing fees, trip related hangar parking costs and other variable costs. Since our aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, the acquisition cost of the aircraft and the cost of maintenance not related to trips. We value the aggregate incremental cost to the Company for personal use of Company-leased aircraft at an amount equal to the actual cost incurred by the Company for each flight.

(4)	Mr. Tempesta was appointed as Executive Vice President of Finance and Chief Financial Officer on July 21, 2015.

(5)	Mr. Tempesta received his bonus in the form of a restricted stock unit award for 17,740 shares of our common stock having a value equal to $300,000. This award vested in full on December 2, 2016.

(6)	The amount reported in the All Other Compensation column for fiscal 2016 consists of the following items:

Matching contributions to 401(k) plan	$5,300
Enhanced long term disability benefits	168
Chairman’s Club	2,501

Total	$7,969

(7)	Mr. Bowden received his bonus in the form of a restricted stock unit award for 17,740 shares of our common stock having a value equal to $300,000. This award vested in full on December 2, 2016.

(8)	The amount reported in the All Other Compensation column for fiscal 2016 consists of the following items:

Matching contributions to 401(k) plan	$4,923
Reimbursement for Executive Enhanced Wellness Benefit	7,893
Enhanced long term disability benefits	168
Chairman’s Club	2,501

Total	$15,485

(9)	Mr. Robbins left the Company in November 2016.

(10)	The amount reported in the All Other Compensation column for fiscal 2016 consists of the following items:

Enhanced long term disability benefits	$168
Chairman’s Club	2,501

Total	$2,669

(11)	Mr. Schassler started with the Company on January 14, 2016.

(12)	Mr. Schassler received his bonus in the form of a restricted stock unit award for 19,939 shares of our common stock having a value equal to $337,178. This award vested in full on December 2, 2016.

(13)	The amount reported in the All Other Compensation column for fiscal 2016 consists of the following items:

Matching contributions to 401(k) plan	$4,839
Reimbursement for tax and financial planning services	5,000
Enhanced long term disability benefits	168

Total	$10,007

FISCAL 2016 GRANTS OF PLAN BASED AWARDS TABLE

The following table sets forth all plan-based awards granted to the Named Executive Officers during fiscal 2016. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year End table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Issuance Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul A. Ricci(3)(4)	12/15/2014	12/30/2015				162,500	250,000	312,500			5,045,000
		10/01/2015	$300,000	$1,200,000	$1,200,000
Daniel D. Tempesta(5)	11/20/2015	11/20/2015							15,000		301,200
	12/31/2013	12/30/2015				6,300	20,000	25,000			403,600
	12/15/2014	12/30/2015				3,150	10,000	12,500			201,800
	1/27/2015	12/30/2015				575	1,825	2,281			36,829
	7/21/2015	12/30/2015				8,190	26,000	32,500			524,680
	11/20/2015	12/30/2015				1,575	5,000	6,250			100,900
	11/20/2015	12/30/2015				12,500	25,000	37,500			504,500
		10/01/2015	$75,000	$300,000	$300,000
Adam B. Bowden(6)	11/20/2015	11/20/2015							37,000		742,960
	11/12/2013	12/30/2015				2,577	8,750	10,938			176,575
	11/12/2013	2/3/2016				3,750	41,250	51,563			718,988
	10/7/2014	12/30/2015				2,125	25,000	27,125			504,500
	11/20/2015	12/30/2015				7,361	25,000	31,250			504,500
		10/01/2015	$75,000	$300,000	$300,000
William T. Robbins(7)	11/20/2015	11/20/2015							63,250		1,270,060
	12/31/2013	12/30/2015				7,597	21,250	26,563			428,825
	12/15/2014	12/30/2015				7,150	20,000	25,000			403,600
	11/20/2015	12/30/2015				7,597	21,250	26,563			428,825
		10/01/2015	$87,500	$350,000	$350,000
Robert C. Schassler(8)	2/3/2016	2/3/2016							140,625		2,451,094
	2/3/2016	2/3/2016				14,297	46,875	58,594			817,031
		1/14/2016	$67,170	$268,678	$268,678

(1)	The Company’s practice is that annual bonuses are to be paid primarily in shares of our common stock, which may be subject to additional vesting requirements, as determined by the Compensation Committee. The amounts reported in this section as “Threshold,” “Target” and “Maximum” possible payouts are estimated amounts and assume that each Named Executive Officer would receive a payment based solely upon the level at which the plan is funded. The actual amount paid to each Named Executive Officer was determined based upon his or her individual performance during the fiscal year. The actual bonus payments to each Named Executive Officer and the form of payment are disclosed in Compensation Disclosure and Analysis above.

(2)	The amounts reported represent the grant date fair value of each equity award assuming payout at the target award level, computed in accordance with FASB ASC Topic 718. The amounts reported in this column do not correspond to the actual value that may ultimately be realized by the Named Executive Officer from his or her equity awards.

(3)	This table does not include performance-based restricted stock unit awards covering 500,000 shares of our common stock that will vest only if Mr. Ricci achieves the fiscal 2017 corporate financial targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of fiscal 2017, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(4)

The amounts reported in the Stock Awards column include performance shares that were issued to Mr. Ricci in prior fiscal year however accounted for in this fiscal period upon establishment of fiscal 2016 performance goals. The table below illustrates the dates the grants were issued to Mr. Ricci and the grant date value of each award. As noted in the table the fiscal year 2016 grants consisted of 250,000 shares of performance-based awards. The performance based award issued in fiscal 2016 of 500,000 shares will be aligned to fiscal 2017 targets which will be established in the first quarter of the fiscal year.

Date of Issuance	Date of Grant	# of Shares	Grant Date Value		Type of Award
December 15, 2014	12/30/2015	250,000	$5,045,000		Performance award tied to fiscal 2016 corporate financial targets
Total grants issued prior to fiscal 2016 and accounted for in fiscal 2016		250,000	$5,045,000
Total value reported in Stock Award column		250,000	$5,045,000
Not included and issued in fiscal 2016	11/20/2015	500,000	$10,040,000	*	Performance award tied to fiscal 2017 corporate financial targets

*	Value reflects the value on issue date.

(5)	This table does not include performance-based restricted stock unit awards covering 45,000 shares of our common stock that will vest only if Mr. Tempesta achieves his fiscal 2017 corporate targets and 25,000 shares of our common stock that will vest only if Mr. Tempesta achieves his fiscal 2018 targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(6)	This table does not include performance-based restricted stock unit awards covering 25,000 shares of our common stock that will vest only if Mr. Bowden achieves his first-half fiscal 2017 corporate targets, 17,000 shares of our common stock that will vest only if Mr. Bowden achieves his fiscal 2017 corporate targets and 20,000 shares of our common stock that will vest only if Mr. Bowden achieves his fiscal 2018 corporate targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

(7)	This table does not include performance-based restricted stock unit awards covering 42,000 shares of our common stock that would have vested only if Mr. Robbins had remained with the Company and had the Company achieved fiscal 2017 corporate targets and 20,000 shares of our common stock that were subject to achieving fiscal 2018 corporate targets, all of which were forfeited as a result of Mr. Robbins termination in November 2016. For purposes of FASB ASC Topic 718, since the annual performance targets for this award would not have been set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance.

(8)	This table does not include performance-based restricted stock unit awards covering 41,666 shares of our common stock that will vest only if Mr. Schassler achieves the fiscal 2017 corporate targets and 20,834 shares of our common stock that will vest only if Mr. Schassler achieves his fiscal 2018 corporate targets. For purposes of FASB ASC Topic 718, since the annual performance targets for this award will not be set until the beginning of each applicable fiscal year, there was no grant date fair value for the awards for financial reporting purposes at the date of issuance. The award provides that if the annual performance targets are not achieved, the award will be forfeited.

FISCAL 2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth all outstanding equity awards held by each Named Executive Officer as of September 30, 2016. For purposes of valuing the outstanding awards, the amounts below are based on a per share price of $14.50 for the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 30, 2016.

						Stock Awards
	Option Awards								Equity Incentive Plan Awards: Number of Unearned Shares, or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul A. Ricci	—	—	—	$—	—	—		$—	812,500	(1)	$11,781,250
	11/04/2009	875,000	—	13.60	11/04/2016	—		—	—		—
	11/15/2010	1,000,000	—	16.44	11/15/2017	—		—	—		—
Daniel D. Tempesta	—	—	—	—	—	70,000	(2)	1,015,000	186,031	(3)	2,697,450
A. Bruce Bowden	—	—	—	—	—	62,000	(4)	899,000	155,750	(5)	2,258,375
William T. Robbins	—	—	—	—	—	83,250	(6)	1,207,125	140,125	(7)	2,031,813
Robert C. Schassler	—	—	—	—	—	62,500	(8)	906,250	121,094	(9)	1,755,863

(1)	These stock awards are performance-based and will vest only upon achievement of certain pre-established financial performance targets. The vesting of 250,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2016 non-GAAP revenue, bookings and non-GAAP earnings-per-share targets with the opportunity to receive up to an additional 62,500 shares for overachievement of these goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 22, 2016, it was determined that targets were achieved at a level to vest 288,063 shares and 24,437 shares were forfeited. The vesting of the remaining 500,000 shares of our common stock subject to the award is based upon the achievement of fiscal 2017 corporate financial targets to be established in the first quarter of fiscal 2017.

(2)	These shares of common stock were granted pursuant to 70,000 time-based restricted stock units; 45,000 shares vest on September 30, 2017 and 25,000 shares vest on September 30, 2018.

(3)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 87,825 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2016 non-GAAP revenue, bookings, non-GAAP earnings-per-share, cash flow from operations, operating expense target and strategic business objectives with the opportunity to receive up to an additional 28,206 shares for overachievement of these goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 22, 2016, it was determined that targets were achieved at a level to vest 111,257 shares and 4,774 shares were forfeited. The vesting of the remaining 70,000 shares of our common stock subject to the awards is based upon achievement of fiscal 2017, (45,000 shares) and fiscal 2018 (25,000 shares). The annual performance targets for these awards will be set at the beginning of each applicable fiscal year.

(4)	These shares of common stock were granted pursuant to 62,000 time-based restricted stock units; 25,000 shares vest on March 31, 2017; 17,000 shares vest on September 30, 2017; and 20,000 shares vest on September 30, 2018.

(5)

These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 75,000 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2016 non-GAAP revenue, bookings, non-GAAP earnings-per-share, operating expense and strategic M&A objectives with the opportunity to receive an additional 18,750 shares for overachievement of corporate financial targets. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 22, 2016, it was determined that these targets had been achieved at a level that would to vest 65,963 shares and 27,787 shares were forfeited. The vesting of the remaining 62,000 shares of our common stock subject to the award is based upon achievement of 1st half fiscal 2017 (25,000 shares), full year fiscal 2017 (17,000 shares) and full year fiscal 2018 (20,000 shares) performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year.

(6)	These shares of common stock were granted pursuant to 83,250 time-based restricted stock units; 21,250 shares vest on December 16, 2016. The remaining 62,000 shares were forfeited as a result of Mr. Robbins termination effective November 17, 2016.

(7)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 62,500 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2016 non-GAAP revenue, bookings, non-GAAP earnings-per-share, sales operating expense, management plan revenue, management plan net new bookings and management plan booking targets with the opportunity to receive an additional 15,625 shares for overachievement of goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 22, 2016, it was determined that these targets had been achieved at a level that would vest 58,438 shares and 19,687 shares were forfeited. The remaining 62,000 shares of our common stock subject to outstanding awards were forfeited as a result of Mr. Robbins termination effective November 17, 2016.

(8)	These shares of common stock were granted pursuant to 62,500 time-based restricted stock units; 41,666 shares vest on September 30, 2017 and 20,834 shares vest on September 30, 2018.

(9)	These stock awards are performance-based and will vest only upon the achievement of certain pre-established financial performance targets. The vesting of 46,875 of the shares of our common stock subject to the award is based upon the achievement of fiscal 2016 non-GAAP revenue, bookings, non-GAAP earnings-per-share, mobile division segment margin, mobile division revenue, mobile division net new bookings and mobile division booking targets with the opportunity to receive an additional 11,719 shares for overachievement of goals. Upon the filing of the Company’s Annual Report on Form 10-K with the SEC on November 22, 2016, it was determined that these targets had been achieved at a level that would vest 42,082 shares and 16,512 shares were forfeited. The vesting of the remaining 62,500 shares of our common stock subject to the award is based upon achievement of fiscal 2017 (41,666 shares) and fiscal 2018 (20,834 shares) performance targets. The annual performance targets for these awards will be set at the beginning of each applicable fiscal year.

FISCAL 2016 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth all stock options exercised and the value realized upon exercise, and all other equity awards vested and the value realized upon vesting, by the Named Executive Officers during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Total Value Realized on Vesting ($)(2)
Paul A. Ricci(3)	925,000	$8,220,738	1,076,473	$19,609,195
Daniel D. Tempesta	—	—	124,824	2,181,728
A. Bruce Bowden	—	—	197,379	3,765,082
William T. Robbins	—	—	147,434	2,774,368
Robert C. Schassler	—	—	78,125	1,132,734

(1)	Values calculated based on actual sale price less cost of option upon exercise.

(2)	Value calculated by multiplying the number of shares vesting by the closing price on the vesting date, date of vest less par value of shares.

(3)	Includes 800,000 vested options repurchased by the Company for an aggregate purchase price of $7,480,000, which represented the fair market value of the shares on the repurchase date less the aggregate exercise price that would have been payable upon exercise of the options.

PENSION OR NONQUALIFIED DEFERRED COMPENSATION PLANS

The Company had no pension plans or nonqualified deferred compensation arrangements in which the Named Executive Officers participated during fiscal 2016.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL AGREEMENTS

Chief Executive Officer

Mr. Ricci serves as our Chief Executive Officer and Chairman of the Board of Directors. The Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Ricci on November 11, 2011. Subject to earlier termination as provided below, the Company will employ Mr. Ricci for a term of three years commencing on November 11, 2011 through November 11, 2014. This term of employment may be extended for successive additional terms of one year each (each, a “Successive One-Year Term”) with mutual written notice of intention to extend by the Company and Mr. Ricci at least 180 days prior to the end of the initial three-year term or any Successive One-Year Term. The Company or Mr. Ricci may terminate the Employment Agreement after the initial term or after any Successive One-Year Term by giving written notice of intent to terminate the Employment Agreement (a “Notice of Non-Renewal”). This agreement was subsequently amended on November 12, 2013 (the “Amendment No. 1”) which extended the term for an additional year through November 11, 2015.

On June 18, 2015, the Board of Directors approved an amendment to the Employment Agreement (the “Amendment No. 2”) which superseded Amendment No. 1 entered into on November 12, 2013. Amendment No. 2 extended the term of the Employment Agreement for an additional year through November 11, 2016. Amendment No. 2 may be extended by mutual written consent of the Company and Mr. Ricci at least 180 days prior to November 11, 2016 or the expiration of any Successive One-Year Term.

Pursuant to the terms and conditions of Amendment No. 2, Mr. Ricci, in his capacity as our Chief Executive Officer, will continue to receive an annual base salary of $800,000, a target annual performance-based incentive award opportunity, based upon the achievement of one or more pre-established financial performance objectives as established by the Compensation Committee, of up to 150% of his base salary. Pursuant to Amendment No. 2, the financial performance objectives to be established by the Compensation Committee for fiscal 2015 will be related to the Company’s achievement of pro forma revenue and earnings or other performance target levels. Once the financial performance objectives have been approved by the Compensation Committee, they may not be changed. A further commitment was provided to the Executive whereas the fiscal 2016 goals for the performance units will be established no later than the November 2015 Board of Directors meeting as well as the commitment to maintaining the same scaling index as used for the fiscal 2015 performance shares. Under mutual agreement, the commitment date to finalize the fiscal 2016 performance goals was extended to be established no later than December 30, 2015. In fiscal 2015, Mr. Ricci continued to be eligible for up to $25,000 of tax and financial planning services per calendar year and to receive a $20,000 car allowance per calendar year. Both these allowances were enhanced to provide for continuation of allowances during any applicable severance period. Pursuant to Amendment No. 1, tax “gross-up” payments for the tax and financial planning services and car allowance were eliminated.

Pursuant to the Amendment No. 2, Mr. Ricci’s post-retirement medical benefit that provided for a maximum reimbursement of $250,000 in the aggregate was eliminated. In addition, Mr. Ricci continues to be eligible to receive an enhanced long term disability benefit which provides for 60% of his base eligible earnings and continued payment of premiums by the Company for a $1 million term life insurance policy.

Pursuant to Amendment No. 2, Mr. Ricci would be provided with a lump sum payout of $500,000 in the event he is involuntarily terminated without Cause.

If Mr. Ricci terminates his employment following receipt of a Notice of Non-Renewal from the Company or his employment is terminated by the Company for a reason other than cause, death or disability (each as defined in the Employment Agreement) then, subject to his compliance with the conditions to receive any severance payments or benefits (as defined in the Employment Agreement), as enhanced by Amendment No. 2, he will now be eligible to receive through the term of the Severance Period (as defined below): (i) continuing payments of two (2) times his base salary, calculated by taking the average of the last ninety (90) days of employment, during the Severance Period, plus 150% of his target performance bonus (or the amount actually received in the fiscal year prior to the year of termination of employment, whichever is higher) which had been in effect in the fiscal year ending prior to the year of termination of employment, (ii) continued payment by the Company of the group medical, dental and vision continuation coverage premiums for him and his eligible dependents under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”) during the Severance Period under the Company’s group health plans, as then in effect; (iii) continued payment of the annual premium for the remaining term of the life insurance policy in the event of disability or non-renewal; (iv) a lump sum payout of $500,000, less applicable withholding; (v) the continued vesting for a period of twenty-four (24) months for his outstanding stock options and stock purchase right or restricted stock units; and (vi) an extended period of time to exercise any outstanding and vested stock options for a period of two (2) years or until their original expiration date, whichever is earlier.

In the case of termination due to a Notice of Non-Renewal by (a) Mr. Ricci or (b) by the Company between April 1st in any year and one hundred and eighty (180) days prior to the end of the Employment Term, then, with respect to any grant of performance-based restricted stock units or shares of performance-based restricted stock for which, as of the date on which the Notice of Non-Renewal is given (the “Notice Date”), both the applicable performance period has not yet ended and the performance period is scheduled to end in the Company’s fiscal year in which the Notice Date occurs, vesting of the units or shares will be determined as follows:

(A) the grant will be divided equally into Parts 1 and 2,

(B) the applicable performance goals for Part 1 shares/units will be based on metrics/milestones aligned to the first half of the fiscal year,

(C) actual performance at the end of the first half of the fiscal year will determine the portion of Part 1 (if any) that is eligible to vest, with any remaining portion of Part 1 being forfeited (subject to subsection (vii) below),

(D) the units or shares that become eligible to vest under Clause (C) above will vest on the last day of the Employment Term if Executive does not terminate his employment before that date,

(E) the original performance goals for the grant will apply to Part 2 and the performance goals will be deemed achieved at one hundred percent (100%) of target levels, thus determining the number of units or shares in Part 2 that are eligible to vest, and

(F) the number of units or shares eligible to vest under Clause (E) will vest on the last day of the Employment Term if Executive does not terminate his employment before that date.

If the Company (a) provides a Notice of Non-Renewal earlier than the last business day of March in any year or (b) terminates Executive for a reason other than Cause, Death or Disability (including following a termination due to a Notice of Non-Renewal but before the end of the Employment Term), then the goals for any unvested performance-based restricted stock units or performance-based shares of restricted stock will be deemed achieved at one hundred percent (100%) of target levels and will be vested on the last day of employment. (For the purposes of clarity, this Section will also apply to any unvested performance-based restricted stock units or performance-based shares of restricted stock not described immediately above.)

Amendment No. 2 also permits Mr. Ricci, after the expiration of Mr. Ricci’s eligibility for COBRA described above, to participate in the Company’s group medical, dental and vision plans, provided that (A) the Company will not be required to provide such participation if the Company determines that such participation would violate applicable law for the Company or for other participants in the plans, (B) Mr. Ricci, if permitted to so participate, will pay the full cost of such participation as determined by the Company, and (C) Executive’s participation, if any, will end no later than a period of ten years after the expiration of his eligibility for COBRA.

If Mr. Ricci’s employment with the Company is terminated due to his death or his becoming disabled, then he or his estate (as the case may be) will be eligible, as enhanced by Amendment No. 2, to receive (i) an amount equal two (2) times his base salary at the time of the death or disability plus an amount equal to 100% of his target performance bonus, as then in effect in the fiscal year ending prior to the death or disability, (ii) continued payment of the annual premium for the remaining term of his life insurance policy; (iii) immediate 100% vesting of any stock options or stock awards held by him that were outstanding and unvested immediately prior to his termination of employment, (iv) an extended period of time to exercise any outstanding and vested stock options for a period of two years or until their original expiration date, (v) Company-paid coverage for a period of up to three years or as eligible under COBRA for him (if applicable) and his eligible dependents under the Company’s health benefit plans (or, at the Company’s option, coverage under a separate plan), providing benefits that are no less favorable than those provided under the Company’s plans immediately prior to his death,; (vi) a lump sum payment of $500,000, less applicable tax withholding; and (vii) all compensation and benefits from the Company for which he is eligible under other policies or plans.

If, (i) at any time during the employment term Mr. Ricci resigns for good reason (as defined in the Employment Agreement); or (ii) within 12 months following a change of control of the Company (as defined in the Employment Agreement), his employment with the Company is terminated for a reason other than (A) cause, (B) his becoming disabled or (C) his death, then, he will be eligible to receive the severance payments and benefits set forth above and the lump sum payment of $500,000, less applicable tax withholdings; provided, however that he will receive, as enhanced by Amendment No. 2, (i) two and one-half times his base salary as then in effect, (ii) plus an amount equal to two times his target performance bonus which had been in effect in the fiscal year ending prior to the year of termination of employment, and (iii) immediate 100% acceleration of any outstanding and unvested stock options or other equity awards rather than continued vesting over the Severance Period.

If Mr. Ricci terminates employment with the Company (i) after providing a Notice of Non-Renewal or (ii) other than for good reason (as defined in the Employment Agreement), or if his employment with the Company is terminated for cause, then he will receive payment of the accrued obligations (as defined in the Employment Agreement) but he will not be eligible to receive any other compensation or benefits (including, without limitation, accelerated vesting of stock options and unvested Stock Awards) from the Company, except to the extent provided under the applicable stock option agreement(s), Company benefit plans or as may be required by law (for example, under COBRA).

For purposes of his Employment Agreement includes Amendment No. 1 and Amendment No. 2, the term “Severance Period” means the period beginning on the date of Mr. Ricci’s termination of employment with the Company and ending on the date 18 months later for all reasons other than a termination of employment following a change in control of the Company or for good reason. “Severance Period” for a termination of employment following a change in control of the Company or for a termination of employment by Mr. Ricci for good reason means the period beginning on the date of his termination of employment with the Company and ending on the date twenty-four (24) months later.

Mr. Ricci has agreed not to compete with the Company or solicit the Company’s employees or customers during the period in which he is receiving severance payments from the Company. For all termination of employment situations described above, in order for Mr. Ricci to receive the severance payments and benefits described above, he must execute and deliver to the Company, and not revoke, a full general release of claims.

On November 17, 2016, the Compensation Committee of the Board of Directors approved an amendment and restatement of the Company’s employment agreement with Paul Ricci, the Company’s Chairman and Chief Executive Officer. On that same day, Mr. Ricci and the Company signed the amended and restated employment agreement (the “New Employment Agreement”). The New Employment Agreement will run through March 31, 2018. Mr. Ricci’s annual base salary under the New Employment Agreement will remain unchanged at $800,000 and his target annual bonus will remain at 150% of base salary. His actual bonus earned, if any, will depend on the achievement of performance goals that will be set in advance by the Compensation Committee. Under the New Employment Agreement, Mr. Ricci will be granted time-vested restricted stock awards for 250,000 shares of Company common stock and a performance-based vesting award of 375,000 performance shares. The performance shares will vest based on actual performance versus goals set in advance by the Compensation Committee. The severance payments and benefits in the New Employment Agreement generally were not increased in amount from the prior amounts, but the primary severance payments and non-renewal amounts that Mr. Ricci would have been entitled to following the non-renewal of his employment under the old agreement now will be paid to him following his termination of employment under the New Employment Agreement, except that, under the New Employment Agreement, Mr. Ricci will forfeit the severance and non-renewal payment if he voluntarily terminates employment without good reason (as defined in the New Employment agreement) before March 31, 2018. The non-renewal provisions of the old agreement were not carried over into the New Employment Agreement. Mr. Ricci has indicated his intention to retire as Chief Executive Officer at the end of the term of the New Employment Agreement. The Board of Directors will undertake a search process to choose Mr. Ricci’s successor during the term.

The following table describes the estimated payments and benefits that would be received by Mr. Ricci upon a termination of his employment by the Company without cause (as defined in the Employment Agreement) or by him for good reason (as defined in the Employment Agreement) in connection with a change of control of the Company, or due to his retirement, death or disability. For purposes of valuing Mr. Ricci’s equity awards, the amounts below are based on a per share price of $14.50 for the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 30, 2016.

	Termination (without cause)— Other than CIC, including non- renewal by Company prior to April 1st in any year:	Notice of Non-Renewal by Executive or by Company between April 1st in any year and 180 days prior to end of contract term:	Termination—CIC or Good Reason	Death/Disability:
Severance	$1,600,000	$1,600,000	$2,000,000	$1,600,000
Bonus	1,800,000	1,800,000	2,400,000	1,200,000
Equity	10,874,250	9,061,875	10,874,250	10,874,250
Benefits continuation	33,825	33,825	45,101	67,651
Lump Sum Payout	500,000	500,000	500,000	500,000
Term Life Premium	35,938	35,938	35,938	35,938
Allowance Continuation	142,500	142,500	190,000	—

Total	$14,986,513	$13,174,138	$16,045,289	$14,277,839

Other Named Executive Officers

Mr. Tempesta

Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance since March 2008 and was appointed our Executive Vice President and Chief Financial Officer in July 2015.

The employment offer letter between the Company and Mr. Tempesta provides that in the event Mr. Tempesta’s employment is involuntarily terminated without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of twelve (12) months base salary, payable in a lump sum payment, and twelve (12) months Company-paid health insurance under COBRA. If Mr. Tempesta’s employment is terminated without cause within twelve (12) months following a change in control of the Company, he will be eligible to receive, in addition to the foregoing benefits, immediate acceleration of all of his outstanding and unvested time-based restricted stock awards that were issued as part of his initial offer. In November 2011, the Compensation Committee approved an enhancement to Mr. Tempesta’s benefits whereas if he is terminated within twelve (12) months of a change in control of the Company, he will be receive immediate acceleration of all of his outstanding and unvested time-based restricted stock awards.

In November 2013, the Compensation Committee approved an enhanced form of Change of Control and Severance Agreement for use with executive officers and in November 2013 the Company and Mr. Tempesta entered into the new form of Change of Control and Severance Agreement (the “Tempesta Severance

Agreement”). The Tempesta Severance Agreement expands the triggering events for eligibility in connection with a change of control to include a resignation for “good reason” in addition to termination of employment “without cause” and, for an eligible triggering event in connection with a change of control, the additional benefits of (i) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (ii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason.”

The Tempesta Severance Agreement ran for an initial term expiring September 30, 2015. The Compensation has determined on an annual basis that it will not exercise the Company’s non-renewal right, and the Tempesta Severance Agreement continues through September 30, 2017. The Tempesta Severance Agreement will automatically renew for additional one-year periods unless notice of non-renewal is provided by the Company. If the Tempesta Severance Agreement is not renewed after September 30, 2017, Mr. Tempesta will revert back to his original post-employment benefit terms as set forth in his employment offer letter and letter agreement described above.

Mr. Bowden

Mr. Bowden has served as our Executive Vice President of Corporate Strategy and Development since October 15, 2010, was elected an Executive Officer on November 15, 2010.

The employment offer letter between the Company and Mr. Bowden provides that in the event Mr. Bowden’s employment is involuntarily terminated without cause and not for death or disability and provided he executes our standard severance agreement, which includes a full release of claims, he will be eligible to receive severance payments and benefits consisting of six (6) months base salary payable in a lump sum payment, and six (6) months Company-paid health insurance under COBRA. If Mr. Bowden’s employment is terminated without cause within twelve (12) months following a change in control of the Company, he will be eligible to receive, in addition to the foregoing benefits, immediate acceleration of all of his outstanding and unvested time-based restricted stock awards.

In November , 2013, the Compensation Committee approved an enhanced term Change of Control and Severance Agreement (the “Bowden Agreement”) with Mr. Bowden whereas for an initial term through September 30, 2015, which provides for an automatic renewal of additional one year terms, he will receive an increase in severance in the event of termination of employment without cause other than within twelve (12) months following a change of control of the Company from six (6) months to twelve (12) months of base salary payable in a lump sum payment, and Company paid COBRA medical continuation coverage for twelve (12) months following termination. In addition, pursuant to the Bowden Agreement, Mr. Bowden will receive an enhancement of his post-change of control severance payments and benefits in the form of (i) severance upon a resignation for “good reason” in addition to termination of employment without cause”; (ii) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, and (iii) upon a change of control, performance shares for the year of the change of control will convert to time-based shares and vest in full at target based on continued service through the end of the performance period, or upon earlier termination without “cause” or for “good reason.” In June 2016, the Compensation Committee approved an extension of this agreement for an additional one-year term which now extends through September 30, 2017, which provides for an automatic renewal of additional one year term. If this agreement is not renewed after September 30, 2017, Mr. Bowden will revert back to his original post-employment compensation terms as set forth in his employment offer letter.

The Bowden Severance Agreement ran for an initial term expiring September 30, 2015. The Compensation has determined on an annual basis that it will not exercise the Company’s non-renewal right, and the Bowden Severance Agreement continues through September 30, 2017. The Bowden Severance Agreement will automatically renew for additional one-year periods unless notice of non-renewal is provided by the Company. If the Bowden Severance Agreement is not renewed after September 30, 2017, Mr. Bowden will revert back to his original post-employment benefit terms as set forth in his employment offer letter as described above.

Mr. Robbins

Mr. Robbins has served as our Executive Vice President of Worldwide Sales since December 16, 2013 and was elected an Executive Officer on January 17, 2014.

Mr. Robbins and the Company entered into a Change of Control and Severance Agreement in the form that was adopted by our Compensation Committee in November 2013 for executive officers. Mr. Robbins’ Change of Control and Severance Agreement (the “Robbins Severance Agreement”) provided that, in the event Mr. Robbins’s employment were terminated involuntarily by the Company without cause and not for death or disability, and provided he executed our standard severance agreement, which includes a full release of claims, he would have been eligible to receive severance payments and benefits consisting of twelve (12) months base salary payable in a lump sum payment, and twelve (12) months Company-paid health insurance under COBRA. In the event of a change of control of the Company, the agreement also provided that resignation for “good reason” within twelve (12) months following a change in control was a triggering event for benefits and provided for the additional benefits of (i) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, (ii) immediate acceleration of all of his unvested time-based restricted stock awards, and (iii) conversion of the performance shares for the year of the change of control to time-based shares and will vest in full at target based on continued service through the end of the performance period, or earlier if terminated without “cause” or for “good reason.”

The Robbins Severance was extended to run through September 30, 2017. Mr. Robbins terminated from the Company in November 2016. No benefits were payable or paid under the Robbins Severance Agreement in connection with his resignation.

Mr. Schassler

Mr. Schassler has served as our Executive Vice President and General Manager, Mobile Division since January 14, 2016 and was elected an Executive Officer effective on February 3, 2016.

Mr. Schassler and the Company entered into a Change of Control and Severance Agreement in the form that was adopted by our Compensation Committee in November 2013 for executive officers. Mr. Schassler’s Change of Control and Severance Agreement (the “Schassler Severance Agreement”) provides that, in the event Mr. Schassler’s employment is terminated involuntarily by the Company without cause and not for death or disability, and provided he executed our standard severance agreement, which includes a full release of claims, he is eligible to receive severance payments and benefits consisting of twelve (12) months base salary payable in a lump sum payment, and twelve (12) months Company-paid health insurance under COBRA. In the event of a change of control of the Company, the agreement also provides that resignation for “good reason” within twelve (12) months following a change in control was a triggering event for benefits and provided for the additional benefits of (i) a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater, (ii) immediate acceleration of all of his unvested time-based restricted stock awards, and (iii) conversion of the performance shares for the year of the change of control to time-based shares and will vest in full at target based on continued service through the end of the performance period, or earlier if terminated without “cause” or for “good reason.”

The Schassler Severance Agreement provides for an initial term through September 30, 2018 and for automatic renewal of additional one-year terms unless the Company provides notice of non-renewal.

The following tables sets forth the estimated payments and benefits that would be received by the Named Executive Officers (other than our Chief Executive Officer) upon a termination of employment by the Company without cause (as defined in each individual Change of Control and Severance Agreement) and an involuntary termination in connection with a change in control of the Company. For purposes of valuing equity awards held by each Named Executive Officer, the amounts below are based on a per share price of $14.50 of the Company’s common stock, which was the closing market price of the common stock as reported on the NASDAQ Global Select Market on September 30, 2016.

Termination of Employment Absent a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Bonus	Continuation of Benefits	Total
Daniel D. Tempesta	$400,000	—	—	$22,550	$422,550
A. Bruce Bowden	$400,000	—	—	$22,550	$422,550
William T. Robbins	$450,000	—	—	$22,550	$477,550
Robert C. Schassler	$500,000	—	—	$22,550	$522,550

Termination of Employment In Connection With a Change in Control

Name	Severance Payment Upon Termination	Accelerated Vesting of Unvested Equity Awards	Bonus	Continuation of Benefits	Total
Daniel D. Tempesta	$400,000	$2,288,305	$300,000	$22,550	$3,010,855
A. Bruce Bowden	$400,000	$1,986,363	$300,000	$22,550	$2,708,913
William T. Robbins	$450,000	$2,722,187	$350,000	$22,550	$3,544,737
Robert C. Schassler	$500,000	$1,585,828	$375,000	$22,550	$2,483,378

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2016, there were 1,965,826 shares of the Company’s common stock subject to issuance upon the exercise of outstanding stock options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $15.01 per share, and with a weighted average remaining term of 0.70 years. As of September 30, 2016, there were 10,108,511 shares of the Company’s common stock subject to full value awards outstanding. As of September 30, 2016, there were 15,306,324 shares of the Company’s common stock available for issuance under our equity compensation plans.

The following table provides information as of September 30, 2016 with respect to the shares of common stock that may be issued under our equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Options		(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	1,878,000	(2)	$15.11	30,611,816	(3)
Equity compensation plans not approved by shareholders(4)	34,694		$14.04	—

Total equity compensation plans	1,912,694		$15.09	30,611,816

(1)	Consists of our 1995 Directors’ Stock Option Plan, 1995 Employee Stock Purchase Plan, and 2000 Stock Plan.

(2)	Excludes 10,098,636 securities to be issued upon vesting of restricted stock units.

(3)	Includes 7,724,427 shares of the Company’s Common Stock available for future issuance under the 1995 Employee Stock Purchase Plan.

(4)	Includes grants under our 2000 Nonstatutory Stock Option Plan, and our 1999 Stock Plan (formerly the eScription 1999 Stock Option Plan. Excludes options assumed by the Company in the acquisitions of the BeVocal, Inc., VoiceSignal Technologies, Inc., eScription, Inc., Snap-In Software, Inc., and Vlingo Corporation. As of September 30, 2016 a total of 53,132 shares of the Company’s Common Stock were issuable upon exercise of the assumed options. The weighted average exercise price of the outstanding assumed options is $12.16 per share and they have an average weighted life remaining of 2.8 years. Of the 53,132 shares outstanding, 53,132 were exercisable as of September 30, 2016. No additional options may be granted under the plans related to the assumed options. Excludes securities to be issued upon vesting of restricted stock units under the Company’s assumed 2003 Snap-In Software, Inc. Plan. As of September 30, 2016, 250 shares of the Company’s Common Stock were issuable upon the vesting of such restricted stock units. No Executive officers participate in awards under any of these plans. With the exception of the 2000 Nonstatutory Stock Option Plan, these plans cover only awards assumed in the related acquisition transactions.

TRANSACTIONS WITH RELATED PERSONS

Nuance’s Board of Directors has adopted a written related party transactions policy. All transactions required to be reported pursuant to Item 404 of Regulation S-K are subject to approval by the Audit Committee of our Board of Directors. In furtherance of relevant NASDAQ rules and our commitment to corporate governance, the charter of the Audit Committee provides that the Audit Committee shall review and approve any proposed related party transactions including, transactions required to be reported pursuant to Item 404 of Regulation S-K.

In evaluating transactions with related parties, our Audit Committee considers all of the available material facts and circumstances of a related person transaction, including: the direct and indirect interests of the related persons; in the event the related person is a director or nominee for director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on a director’s or nominee for director’s independence; the risks, costs and benefits of the transaction to us; and whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

The policies and procedures described above are set forth in our Related Party Transactions Policy, which is available on the Company’s website at http://investors.nuance.com/phoenix.zhtml?c=110330&p=irol-govhighlights.

Transactions and Relationships with Directors, Director Nominees, Executive Officers and Five Percent Stockholders

We believe that, except as disclosed below, there have not been any transaction or series of transactions during fiscal 2016 to which we were or are to be a participant in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than five percent of our Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in this section and the sections titled “Executive Compensation, Management and Other Information,” or “Director Compensation” elsewhere in this proxy statement.

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In December 2015, as part of our share repurchase program, we repurchased 1.0 million shares from our Chief Executive Officer, composed of 649,649 outstanding shares and 800,000 vested stock options with a net share equivalent of 350,351 shares, for an aggregate purchase price of $21.4 million. The repurchase was approved by the Audit and Compensation Committees.

•

In March 2016, we repurchased 26,315,790 shares of our common stock at a price of $19.00 per share (the “Repurchase”) from Icahn Partners LP, Icahn Partners Master Fund LP and High River Limited Partnership (collectively, the “Icahn Group”). The Repurchase was funded in part by a promissory note in the amount of approximately $125.0 million issued by the Company to Icahn Capital LP (the “Promissory Note”), with the balance funded by the Company’s cash on hand. The Promissory Note bore interest at a rate per annum equal to 2.63515% and had a maturity date of June 7, 2016. The Promissory Note was paid in full on April 15, 2016. In connection with the Repurchase, Messrs. Icahn and Schechter resigned from our Board of Directors. The repurchase was approved by the independent members of our Board of Directors and the Audit Committee. .

•

During the fiscal year ended September 30, 2016 the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, provided a range of legal services to the Company. Ms. Martin, a member of our Board of Directors, is a member of Wilson Sonsini Goodrich & Rosati. For the fiscal year ended September 30, 2016, the Company incurred fees of approximately $4.1 million to Wilson Sonsini Goodrich & Rosati for legal services provided to the Company.

We believe that each of these transactions was on terms no less favorable to the Company than would have been available from unrelated third parties.

PROPOSAL TWO

APPROVAL TO AMEND THE AMENDED AND RESTATED 2000 STOCK PLAN

The stockholders are being asked to approve amendments to the Company’s Amended and Restated 2000 Stock Plan (the “2000 Plan”). The proposed amendments to the 2000 Plan are:

•

A 1,950,000 share increase in the number of shares of Common Stock authorized for issuance under the 2000 Plan, bringing the total authorized for issuance from 73,900,000 shares to 75,850,000 shares; and.

•	To extend the term of the 2000 Plan by approximately five (5) years such that the 2000 Plan would expire on December 31, 2023.

The foregoing amendments will enable the Company to continue to use the 2000 Plan to assist in recruiting, motivating and retaining talented employees to help achieve the Company’s business goals.

In December 2016, the Board of Directors approved amending the 2000 Plan, including the amendments described above, subject to approval from the Company’s stockholders at the 2017 Annual Meeting. If the stockholders approve the amendments, the number of shares available for issuance under the 2000 Plan will be increased by 1,950,000 shares, and the expiration date of the 2000 Plan will be extended to December 31, 2023. If stockholders do not approve amending the 2000 Plan, no additional shares will be made available for issuance under the 2000 Plan and the 2000 Plan will expire on August 15, 2018. The Company’s executive officers and directors have interests in this proposal. Other than the proposed changes described above, there are no material changes to the 2000 Plan.

As of December 5, 2016, the following table updates equity compensation plan information from what was reported as of our fiscal year end, September 30, 2016. This table includes all active plans.

Number of Shares Available Under All Plans (not counting share requests)	Number of Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term of Outstanding Options	Number of Outstanding Full- Value Awards
13,314,593	1,051,432	$16.28	1.04	9,572,755

In fiscal 2016, 2015, and 2014, the Company granted gross awards covering a total of 9,679,804 shares, 9,727,179 shares and 10,433,391 shares respectively. Based on our business plan, we currently forecast granting full value awards (in the form of restricted shares and restricted stock units) covering approximately 11,900,000 shares over the coming fiscal period, which is equal to 4.1% of our common shares outstanding as of December 5, 2016. The Board considered the need for grants to retain and reward existing employees, for anticipated new hires and in connection with the acquisition of new businesses. The Company projects cancellation of options and forfeitures of restricted stock and restricted stock unit awards of approximately 1,250,000 shares over the coming fiscal year. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next fiscal year would be approximately 10,650,000 shares, or approximately 3.7% of our common shares outstanding as of December 5, 2016. The Company anticipates the requested increase is necessary and appropriate to satisfy anticipated needs of our current business plan. We anticipate seeking approval for additional shares, as needed to cover future grants under our 2000 Plan at our next annual meeting of stockholders. However, a change in business conditions or Company strategy could alter any of these projections.

In considering the requested increase, the Board also took into account certain additional criteria relating to potential impact on shareholders. The potential dilution from the 1.950,000 share increase requested is 0.68%, based on total common shares outstanding (measured as of September 30, 2016). Dilution represents the number of equity awards granted, less cancellations, as a percentage of total outstanding shares. Over the past three fiscal years, the Company’s average annual dilution was 2.46% The Board also considered the Company’s historical burn rate, which measures the annual rate at which shares are granted under our equity plans (as a percentage of total outstanding shares) in evaluating the size of the requested share increase. Over the past three fiscal years, our burn rate has averaged 2.96%. The Board also considered the additional overhang, which measures the number of shares subject to equity awards outstanding but unexercised or unvested, plus the number of shares available to be granted, as a percentage of total shares. As of December 5, 2015 the Company had outstanding grants of 1,051,432 stock options, and 9,572,755 restricted stock units. The foregoing, along with 13,314,593 shares remaining available for future grant under our stock plans and the new share request of 1,950,000 shares, would represent approximately 8.16% of our total outstanding common shares as of December 5, 2016 of shares, calculated on a fully diluted basis. Over the past three fiscal years, our overhang has averaged 10.03%. Considering the Company’s historical broad-based equity grant practices and the foregoing information, the Board believes the additional share authorization to be appropriate and necessary to meet the objectives of our equity program and in the best interest of shareholders.

We strongly believe that the proposed amendment to the 2000 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the 2000 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. While the Company does not have any specific plans or commitments to issue stock options or awards under the 2000 Plan at this time, for the reasons stated above and to ensure the Company can continue to grant stock awards to key employees of the Company at levels determined appropriate by the Board and the Compensation Committee of the Board, the stockholders are being asked to approve the amendment to the 2000 Plan.

In fiscal year 2016, we granted 500,000 shares of performance-based awards to our CEO (see CD&A — Fiscal 2016 Annual Equity Awards for more detail). The performance-based award was granted on November 20, 2015, and had a face value of $10,040,000. One-hundred (100%) percent of the value of this grant is considered performance-based.

Description of the 2000 Plan

The following general description of the material features of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is included as Annex B hereto.

General

The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and employees and consultants of its parent and subsidiary companies and to promote the success of the Company’s business. The 2000 Plan authorizes the Board of Directors or one or more of its committees to grant stock options, restricted stock units, rights to purchase restricted stock and stock appreciation rights (each an “Award”).

Administration

The 2000 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2000 Plan shall be administered by a committee of two or more “outside directors” within the meaning of Section 162(m) of the Code (to enable the Company to receive a federal tax deduction for certain compensation paid under the Plan).

Number of Shares of Common Stock Available Under the Incentive Plan

Assuming stockholders approve this proposal, a total of 1,950,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. As of December 5, 2016, 13,314,593 shares of Common Stock were available for issuance under all our stock plans.

If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture are forfeited by the Company, the shares allocable to the terminated portion of such Award or such forfeited shares shall again be available for grant under the 2000 Plan. Shares shall not be deemed to have been granted pursuant to the 2000 Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such shares are withheld in satisfaction of tax withholding obligations. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for grant under the 2000 Plan shall be reduced by the total number of shares subject to the stock appreciation right, regardless of the number of shares actually issued in such payment (i.e., shares withheld to satisfy the exercise price of the stock appreciation right will not remain available for issuance under the 2000 Plan). If the exercise price of an option is paid by tender to the Company of shares underlying the option, the number of shares available for grant under the 2000 Plan will be reduced by the net number of shares for which the option is exercised.

Eligibility

Nonstatutory stock options, stock purchase rights (i.e., awards of restricted stock), restricted stock units and stock appreciation rights may be granted under the 2000 Plan to employees, directors and consultants (who may only be natural persons) of the Company and employees and consultants of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom Awards may be granted, the time or times at which such Awards will be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option and a stock appreciation right may not be less than 100% of the fair market value of the Common Stock on the date such Award is granted.

Limitations

Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with certain Awards granted to such persons, the 2000 Plan provides that no service provider may be granted, in any fiscal year of the Company, options or stock appreciation rights to purchase more than 1,500,000 shares of Common Stock or 1,000,000 restricted stock awards or restricted stock units. Notwithstanding the limit on grants of options or stock appreciation rights, however, in connection with such individual’s initial employment with the Company, he or she may be granted options or stock appreciation rights to purchase up to an additional 1,500,000 shares of Common Stock.

In addition to the foregoing limits, in any fiscal year, non-employee directors may receive awards under the 2000 Plan not exceeding a fair value of $750,000 (increased to $1,000,000 in connection with a director’s initial service). While the Company does not currently contemplate making awards non-employee directors under the 2000 Plan, the Board believes it is appropriate and in the best interests of shareholders to include a separate restriction on potential awards to non-employee directors under the 2000 Plan.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

(a) Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a more than 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

The Company’s by-laws provide that it may not reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel options in exchange for the re-grant of options at a lower exercise price, whether or not the cancelled options are returned to the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(b) Exercise of Option; Form of Consideration.    The Administrator determines when options become exercisable, and may in its discretion; accelerate the vesting of any outstanding option in connection with the termination of a participant’s employment with the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

(c) Term of Option.    No stock option or stock appreciation right granted under the 2000 Plan may have a term greater than seven years after the date of grant. In the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Service.    The Administrator determines the length of the post-termination exercise period of a stock option. In the absence of a time specified in a participant’s Award agreement, a participant may exercise the option within three months of such termination, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement), unless such participant’s service relationship terminates due to the participant’s death or disability, in which case the participant or the participant’s estate or the person who acquires the right to exercise the option by bequest or inheritance may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination.

(e) Nontransferability of Options.    Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f) Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

Stock Purchase Rights

In the case of stock purchase rights, (i.e. rights to acquire restricted stock), unless the Administrator determines otherwise, the Award agreement will grant the Company a repurchase option exercisable upon the termination of the participant’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the Administrator including, if the Administrator has determined it is desirable for the stock purchase right to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals. The Administrator will determine the number of shares granted pursuant to a stock purchase right, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the limits described above.

Restricted Stock Units

The Administrator may grant restricted stock units under the 2000 Plan. Each restricted stock unit award will be evidenced by an Award agreement that will specify the period of restriction, the number of shares granted and all other terms and conditions as the Administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator will determine the number of shares granted pursuant to a restricted stock unit award, but as discussed above, the Administrator will not be permitted to grant restricted stock and restricted stock units in excess of the restricted stock limit.

Stock Appreciation Rights

The Administrator may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock. The Administrator will determine the exercise price of a stock appreciation right, which will be no less than 100% of the fair market value of the Common Stock on the date of grant, and the term of each stock appreciation right. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2000 Plan. The Administrator will determine the number of shares granted to a service provider pursuant to a stock appreciation right, subject to the annual grant limit described above.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Goals

As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to the Chief Executive Officer and to each of the Company’s three other most highly-paid executive officers, other than the Chief Financial Officer, may not be deductible to the extent it exceeds $1.0 million. However, we are able to preserve the deductibility of compensation in excess of $1.0 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

The 2000 Plan permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the Administrator, in its discretion, may make performance goals applicable to a participant during a specified performance period. In the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, controllable profits, customer satisfaction MBOs, earnings per share, individual objectives, net income, new orders, operating cash flow, operating income, return on assets, return on equity, return on sales, and total shareholder return. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. A participant will only be eligible to receive payment pursuant to a performance-based award if such performance goals have been achieved, unless otherwise permitted under Section 162(m). In determining the amounts earned by a participant pursuant to an award intended to qualify as “performance-based compensation” under Section 162(m), the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

Adjustments upon Changes in Capitalization

In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of Common Stock subject to the 2000 Plan, the number of shares of Common Stock that may be issued pursuant to Awards of restricted stock and restricted stock units, the maximum number of shares of Common Stock that may be issued to service providers in any fiscal year pursuant to Awards, the number and class of shares of stock subject to any outstanding Award, and the exercise price of any such outstanding Award.

In the event of a liquidation or dissolution, any unexercised Award will terminate. The Administrator may, in its sole discretion, provide that each participant will have the right to exercise all or any part of the Award, including shares as to which the Award would not otherwise be exercisable.

In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent Award substituted by the successor corporation. If the successor corporation refuses to assume an Award or to substitute a substantially equivalent Award, the participant will have the right to exercise his or her option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for restricted stock units will be deemed achieved, and all other terms and conditions met. In such event, the Administrator will notify the participant that the Award is fully exercisable for fifteen (15) days from the date of such notice and that the Award terminates upon expiration of such period.

Amendment and Termination of the Plan

The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain stockholder approval for any amendment to the 2000 Plan to the extent the Board determines it necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any Award previously granted under the 2000 Plan without the written consent of the participant. Unless terminated earlier, the 2000 Plan will terminate on August 15, 2023.

Plan Benefits

The amount and timing of Awards granted under the 2000 Plan are determined in the sole discretion of the Administrator and therefore cannot be determined in advance. The benefits or amounts that were received by, or allocated to, the Chief Executive Officer, the other Named Executive Officers, all current executive officers as a group, the current directors of the Company who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group under the 2000 Plan for the fiscal year ended September 30, 2016 are set forth in the table below:

Name and Position	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock Granted(1)	Dollar Value of Shares of Restricted Stock Granted($)
Paul A. Ricci	—	—	622,260	$12,500,609
Daniel D. Tempesta	—	—	98,893	$1,988,493
A. Bruce Bowden	—	—	137,554	$2,735,676
William T. Robbins	—	—	158,310	$3,180,269
Robert C. Schassler	—	—	261,719	$4,561,500
Executive Group	—	—	1,383,736	$26,796,592
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	—	—	8,221,068	$154,941,163

(1)	Includes restricted stock units issued under the fiscal 2015 Company bonus program, performance-based awards tied to overachievement of fiscal 2016 targets and performance-based RSU’s that were issued during fiscal 2016 but are tied to future periods, excludes performance-based RSU’s issued in prior periods but tied to fiscal 2016 targets.

The future benefits or amounts that would be received under the 2000 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2000 Plan, as amended, had been in effect cannot be determined.

Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m), the Company is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Purchase Rights (i.e., Restricted Stock) and Restricted Stock Units.    A participant generally will not have taxable income at the time an award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any amount paid for the shares) on the date the Award is granted.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 409A.    Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are considered our “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than 6 months after such individual’s separation from service. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California) have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges.

Tax Effect for the Company.    The Company generally will be entitled to a tax deduction in connection with an Award under the 2000 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its other three most highly-paid executive officers, other than the Chief Financial Officer. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2000 Plan and setting limits on the number of Awards that any individual may receive. The 2000 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the Company’s Common Stock present at the 2017 Annual Meeting in person or by proxy and entitled to vote is required to approve the Amended and Restated 2000 Stock Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the Amended and Restated 2000 Stock Plan. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the 2017 Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENTS TO THE

2000 STOCK PLAN.

PROPOSAL THREE

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Executive compensation is an important matter for the Company and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis section of the Proxy Statement (the “CD&A”).

Our executive compensation program is based on a “pay-for-performance” philosophy. The Named Executive Officers are compensated in a manner consistent with our business strategy, competitive practice, sound corporate governance principles and stockholder interests. Further, the compensation of the Named Executive Officers is designed to drive the achievement in recent years of specific short-term performance objectives to further business transformation that are directly aligned with the long-term interests of our stockholders.

Executive Compensation Program Highlights

Majority of Compensation is Performance-Related.    The Named Executive Officers are compensated primarily in the form of performance-based or “at risk” pay (annual bonuses and time-based and performance-based equity awards). In fiscal 2016, an average of approximately 87% of the target total direct compensation opportunities of the Named Executive Officers were “at risk” based on the market price for our common stock at the time of vesting or tied to the achievement of multiple performance metrics.

Limited Non-Performance Compensation.    The base salaries of the Named Executive Officers, on average, are slightly above the median of the market (based on a review of the compensation peer group approved by the Compensation Committee and described in the CD&A and we provide only limited perquisites or other non-performance related compensation to the Named Executive Officers.

Other Compensation Practices.    Our policies and practices for the Named Executive Officers are consistent with the interests of our stockholders:

•	We do not offer tax reimbursement (“gross-up”) payments with respect to any post-employment payments or benefits.

•

The Named Executive Officers are eligible to receive change-in-control payments and benefits only if there is both a change in control of the Company and they are subject to a qualifying termination of employment (“double trigger” arrangements).

•	We have implemented a compensation recovery (“clawback”) policy in the event of a financial restatement.

•	We maintain rigorous stock ownership guidelines.

•	We prohibit the hedging or pledging of our securities.

Fiscal 2016 Compensation Actions and Decisions for the Named Executive Officers

•

Base salary.    Maintained their annual base salaries at their fiscal 2015 levels. In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, set Mr. Schassler’s annual base salary at $500,000.

•

Annual Bonus Opportunities.    Maintained their target annual bonus opportunities at their fiscal 2015 levels. In connection with his appointment as our Executive Vice President and General Manager, Mobile Division in January 2016, set Mr. Schassler’s target annual bonus opportunity at 75% of his annual base salary.

•

Annual Bonus Payments.    Awarded annual bonus payments that ranged from 100% to 125% of their target bonus opportunity based on our level of achievement of the annual performance objectives, except with respect to Mr. Robbins who terminated his employment in November 2016 and was not eligible for a bonus. For additional information on the Compensation Committee’s decisions, see the “Short-Term Incentive Compensation” as described in the CD&A.

•

Equity Awards.    Approved equity awards in amounts that it believed to be competitive, satisfied our retention objectives, and rewarded them for individual performance and expected future contributions. Mr. Ricci’s equity awards were entirely performance based while half of the value of the awards granted to the other Named Executive Officers was performance-based awards. The shares of our common stock subject to these performance-based awards will be earned only if they achieve the performance goals established annually for such awards.

•

Employment Agreement with Mr. Ricci.    Entered into negotiations with Mr. Ricci seeking a delay in his expressed interest in retirement by agreeing to an extension of his employment agreement through March 2018 on terms that were to be mutually satisfactory to both parties. The terms and conditions of Mr. Ricci’s amended and restated employment agreement are further described in the CD&A.

•

Managed Share Burn Rate.    Our overall share “burn rate” for employee equity awards for fiscal 2016 was 3.22%. Our burn rate was below the industry guidelines recommended by Institutional Shareholder Services (determined in accordance with their published guidelines).

Changes to Executive Compensation Program for Fiscal 2016

In connection with discussions with our major stockholders as described in the Executive Summary of the CD&A, and after taking into account our financial performance in fiscal 2016, and the outcome of our 2016 Say-on-Pay Vote, the Compensation Committee has taken the following actions to strengthen the alignment between pay and performance in our executive compensation program as follows:

Prior to our fiscal 2016 Annual Meeting of Stockholders

•	Continued compensation practices of awarding equity awards.

•

Granted only performance-based equity awards to Mr. Ricci to ensure a strong alignment of a significant portion of his target total direct compensation opportunity to Company performance to drive stockholder value.

Following our fiscal 2016 Annual Meeting of Stockholders introduced for fiscal 2017:

•

A relative total shareholder return (“TSR”) metric for 100% of the performance-based shares issued pursuant to our CEO’s employment entered into in November 2016 to be measured over the term of his agreement,

•	A TSR modifier for the performance-based long-term incentive compensation awards granted in fiscal 2017 and earned over a three-year performance period ending at the end of fiscal 2019; and

•	Eliminated the use of “overlapping” performance measures for annual and long-term incentive compensation awards.

Based on the above, we request that stockholders approve the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the 2017 Annual Meeting is required for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the 2017 Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the proposal.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee of the Board of Directors value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF RESOLUTION ON EXECUTIVE COMPENSATION

As described in Proposal Three above, our stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program. The advisory vote on executive compensation described above is referred to as a “say-on-pay vote.”

This Proposal Four provides our stockholders the opportunity to cast an advisory vote on how often we should conduct a say-on-pay vote at future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal Four, stockholders may indicate their preference as to whether we conduct say-on-pay votes every year, every two years or every three years, or may abstain from voting.

As explained below, the Board of Directors believes that future say-on-pay votes should be conducted every year.

Advisory Vote and Board Recommendation

The Board of Directors believes that the advisory vote on executive compensation should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement, each year. The Board of Directors’ determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Compensation Committee and that the measures that are used in determining performance-based award achievements are annual measures. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

You may cast your vote on your preferred voting frequency by choosing one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years or three years that receives the affirmative vote of the highest number of votes cast in person or by proxy at this meeting will be determined to be the preferred frequency of the stockholders with which Nuance should hold a stockholder vote to approve, on an advisory basis, the compensation of its Named Executive Officers.”

The option of one year, two years or three years that receives the highest number of votes cast in person or by proxy at this meeting will be deemed the frequency of the vote on the executive compensation of the Named Executive Officers that has been approved by our stockholders on an advisory basis. Abstentions and broker non-votes will have no effect on the outcome of this Proposal. However, because this vote is advisory and not binding on the Company, the Board of Directors or the Compensation Committee in any way, the Board of Directors may decide that it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE STOCKHOLDERS VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF THE NAMED

EXECUTIVE OFFICERS

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In November 2016, the Audit Committee approved the retention of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2017. A representative of BDO may be present at the 2017 Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

The stockholders are being asked to ratify the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2017. BDO was engaged as the Company’s independent registered public accounting firm by the Audit Committee on October  24, 2004 and has audited the Company’s financial statements since 2004.

Audit Fees During Fiscal Years 2016 and 2015

The following table sets forth the approximate aggregate fees paid by the Company to BDO during the fiscal years ended September 30, 2016 and 2015.

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$3,094,513	$2,991,141
Audit-Related Fees(2)	26,840	3,279,392
Tax Fees(3)	11,177	8,337
All Other Fees	—	—

Total Fees	$3,132,530	$6,278,870

(1)	Audit Fees. This category represents fees billed for professional services rendered by the principal accountant for the audits of the registrant’s annual financial statements and internal controls over financial reporting, review of the interim financial statements included in the registrant’s quarterly reports on Form 10-Q, statutory audits and other SEC filings.

(2)	Audit-Related Fees. This category represents fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of registrant’s financial statements, primarily related to audits of specific subsidiaries and acquirees and accounting consultations.

(3)	Tax Fees. This category represents fees billed for professional services rendered by the principal accountant for tax compliance in certain international jurisdictions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the U.S. Securities and Exchange Commission require all independent registered public accounting firms that audit issuers to obtain pre-approval from their respective audit committees in order to provide professional services without impairing independence. As such, our Audit Committee has a policy and has established procedures by which it pre-approves all audit and other permitted professional services to be provided by our independent registered public accounting firm.

The pre-approval procedures include execution by the Chief Financial Officer and Audit Committee Chairperson, on behalf of the Company and the entire Audit Committee, of an audit and quarterly review engagement letter and pre-approval listing of other permitted professional services anticipated to be rendered during the foreseeable future. Additionally, from time to time, we may desire additional permitted professional services for which specific pre-approval is obtained from the Audit Committee Chairman, acting on behalf of the Company and the entire Audit Committee, before provision of such services commences. In doing this, the Company and Audit Committee have established a procedure whereby a BDO representative, in conjunction with the Chief Financial Officer or Chief Accounting Officer, contacts the Audit Committee Chairman and obtains pre-approval for such services on behalf of the entire Audit Committee, to be followed by a written engagement letter, as appropriate, confirming such arrangements between BDO and the Company. In addition, on a periodic basis, the entire Audit Committee is provided with a summary of all pre-approved services to date for its review. During the fiscal year ended September 30, 2016, all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

Unless marked to the contrary, proxies received will be voted “FOR” approval of the ratification of the appointment of BDO as independent registered public accounting firm for the Company for the fiscal year ending September 30, 2017.

THE NUANCE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NUANCE

STOCKHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 30, 2016, the Audit Committee was comprised of Messrs. Frankenberg, Finocchio, Laret and Quigley, each of whom is independent within the meaning of the listing standards of the NASDAQ Stock Market, and was governed by a written charter first adopted and approved by the Board of Directors in June 2001, and as amended and restated on April 29, 2003, February 24, 2004 and March 25, 2015. A copy of the Company’s Amended and Restated Audit Committee Charter is available on the Company’s Website at http://www.nuance.com/company/company-overview/company-policies/corporate-governance/audit-committee/index.htm. The Audit Committee met seven times during fiscal 2016.

In connection with the Company’s audited financial statements for the fiscal year ended September 30, 2016, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as currently in effect and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm.

The Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Frankenberg, Chairman

Robert J. Finocchio

Mark R. Laret

Philip J. Quigley

PROPOSAL SIX

STOCKHOLDER PROPOSAL

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the owner of no fewer than 500 shares of Nuance common stock, has submitted the following proposal. The stockholder proposal will be voted on at the 2017 Annual Meeting only if properly presented by or on behalf of the proponent. Nuance is not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent.

RESOLVED: Shareholders ask our Board of Directors to amend company bylaws or other documents, as necessary, to provide proxy access with essential elements for substantial implementation as follows:

1.	Nominating shareholders or shareholder groups (“Nominators”) must beneficially own 3% or more of the Company’s outstanding common stock continuously for at least three years and pledge to hold such stock through the annual meeting.
2.	Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy.
3.	The number of shareholder-nominated candidates eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.
4.	No limitation shall be placed on the number of shareholders that can aggregate their shares to achieve the 3% of outstanding stock.
5.	No limitation shall be placed on the re-nomination of shareholder nominees by Nominators based on the number or percentage of votes received in any election.
6.	The company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees fail to win election.
7.	Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it:
(a)	has the legal right to recall those securities for voting purposes,
(b)	will vote the securities at the shareholder meeting and
(c)	will hold those securities through the date of the annual meeting.

This proposal topic had an outstanding year in 2016. It won majority support at 41 U.S. companies in 2016. Shareholder proxy access at US companies would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140 billion. This is according to a cost-benefit analysis by the Chartered Financial Analyst Institute, Proxy Access in the United States: Revisiting the Proposed SEC Rule.

Please vote to enhance shareholder value.

Vote Required

As an advisory vote, this proposal is non-binding. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for or against, this proposal.

Board of Directors Recommendation

THE BOARD OF DIRECTORS IS MAKING NO RECOMMENDATION REGARDING THE

ADOPTION OF THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 30 2016, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Company’s Common Stock; (2) each of our directors and nominees; (3) each Named Executive Officer; and (4) all directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the common stock that they beneficially own, subject to applicable community property laws. All shares of Common Stock subject to options or warrants exercisable within 60 days of September 30, 2016 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 287,632,173 shares of Common Stock outstanding as of September 30, 2016.

Name and Address of Beneficial Owner(1)	Number Owned	Percent of Outstanding Shares
ClearBridge Investments LLC(2)	25,728,675	8.94%
620 8th Avenue New York, NY 10018
Vanguard Group Inc.(3)	20,294,133	7.06%
PO Box 2600 Valley Forge, PA 19482
Icahn Associates, LLC.(4)	19,677,088	6.84%
767 Fifth Avenue New York, NY 10153
Paul A. Ricci(5)	2,837,406	*
Robert J. Finocchio(6)	42,500	*
Robert J. Frankenberg(7)	310,824	*
William H. Janeway(8)	328,580	*
Mark L. Laret(9)	67,000	*
Katharine A. Martin(10)	121,000	*
Philip J. Quigley(11)	102,310	*
Daniel D. Tempesta(12)	291,908	*
A. Bruce Bowden(13)	244,158	*
William T. Robbins(14)	275,040	*
Robert C. Schassler(15)	158,061	*
All directors and executive officers as a group (12 persons)(16)	4,846,168	1.67%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Road, Burlington, MA 01803.

(2)	This information regarding the beneficial ownership of ClearBridge Investments LLC is based on the 13f filing dated September 30, 2016.

(3)	This information regarding the beneficial ownership of Vanguard Group, Inc. is based on 13f filing dated September 30, 2016.

(4)	The information regarding the beneficial ownership of Icahn Associates, LLC is based the 13f filing dated September 30, 2016.

(5)	Includes options to acquire 1,875,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2016. Includes 288,063 of 312,500 unvested performance-based units with conditions for vesting aligned to fiscal 2016 performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to Mr. Ricci that have not been earned totaling 500,000 units. Mr. Ricci does not have voting rights with respect to the shares underlying the restricted stock units. Includes 674,343 shares are held in a family trust. Mr. Ricci has voting and investment control over the shares in the Trust.

(6)	Includes 35,000 unvested restricted stock units. Mr. Finocchio does not have voting rights with respect to the unvested restricted stock units.

(7)	Includes 30,000 unvested restricted stock units. Mr. Frankenberg does not have voting rights with respect to the shares underlying the unvested restricted stock units. 265,824 shares are held in a family trust. Mr. Frankenberg has voting and investment control over the shares held in this trust.

(8)	Includes 30,000 unvested restricted stock units. Mr. Janeway does not have voting rights with respect to the unvested restricted stock units.

(9)	Includes 30,000 unvested time-based restricted stock units. Mr. Laret does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(10)	Includes 30,000 unvested time-based restricted stock units. Ms. Martin does not have voting rights with respect to the shares underlying the unvested restricted stock units.

(11)	Includes 30,000 unvested time-based restricted stock units. Mr. Quigley does not have voting rights with respect to the shares underlying the unvested restricted stock units. 72,310 shares are held in a trust. Mr. Quigley has voting and investment control over the shares in the trust.

(12)	Includes 70,000 unvested time-based restricted stock units and 111,257 of 116,031 unvested performance-based units with conditions to vesting aligned to fiscal 2016 performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to Mr. Tempesta that have not been earned totaling 70,000 units. Mr. Tempesta does not have voting rights with respect to the shares underlying the restricted stock units.

(13)	Includes 62,000 unvested time-based restricted stock units and 65,963 of 93,750 unvested performance-based units with conditions to vesting aligned to fiscal 2016 performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to Mr. Bowden that have not been earned totaling 34,875 units. Mr. Bowden does not have voting rights with respect to the shares underlying the restricted stock units.

(14)	Includes 83,250 unvested time-based restricted stock units and 58,438 of 78,125 unvested performance-based units with conditions to vesting aligned to fiscal 2016 performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to Mr. Robbins that have not been earned totaling 62,000 units. Mr. Robbins does not have voting rights with respect to the shares underlying the restricted stock units.

(15)	Includes 62,500 unvested time-based restricted stock units and 42,082 of 58,594 unvested performance-based units with conditions to vesting aligned to fiscal 2016 performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to Mr. Schassler that have not been earned totaling 62,500 units. Mr. Schassler does not have voting rights with respect to the shares underlying the restricted stock units.

(16)	Includes options to acquire 1,875,000 shares of the Company’s Common Stock that are exercisable within 60 days of September 30, 2016, 492,750 unvested time-based restricted stock units and of 616,408 unvested performance-based units with conditions to vesting aligned to fiscal 2016, performance goals of which were determined to be achieved in November 2016. Excludes performance-based units that have been issued to the Named Executive Officers that have not been earned totaling 759,375 units.

OTHER MATTERS

Management knows of no business or nominations that will be presented for consideration at the 2017 Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the rules of the SEC thereunder require the Company’s executive officers, directors and certain stockholders to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. Based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended September 30, 2016, the Company believes that all directors, officers and beneficial owners of more than 10% of the Company’s Common Stock complied with all filing requirements applicable to them.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS.

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Nuance Communications, Inc., One Wayside Road, Burlington, Massachusetts 01803 or upon telephonic request to 781-565-5000, Attn: Investor Relations. If you want to receive separate copies of our proxy statements in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you receive your proxy materials by mail, we encourage you to elect to receive future copies of our proxy materials by e-mail. To enroll in this program, follow the instructions included on your Notice of Internet Availability of Proxy Materials or in the proxy materials provided by your bank or broker. Enrollment in the online program will remain in effect for as long as your brokerage account is active or until enrollment is canceled. Enrolling to receive proxy materials online will save us the cost of printing and mailing documents and will reduce the environmental impact of our annual meetings.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K has been posted on the Internet along with this proxy statement and is accessible by following the instructions in the Notice. The Annual Report is not incorporated into this proxy statement and is not considered proxy-soliciting material.

We filed our Annual Report on Form 10-K for fiscal 2016 with the SEC on November 22, 2016. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal 2016, excluding exhibits. Please send a written request to Investor Relations, Nuance Communications, Inc., One Wayside Road, Burlington, MA 01804 or access the report from the “Investors” section of our website at http://investors.nuance.com/phoenix.zhtml?c=110330&p=irol-SECText&TEXT=aHR0cDovL2FwaS50ZW5rd2l6YXJ kLmNvbS9maWxpbmcueG1sP2lwYWdlPTExMjQ3MzUzJkRTRVE9MCZTRVE9MCZTUURFU0M9U0VDV ElPTl9FTlRJUkUmc3Vic2lkPTU3

NON-SOLICITATION MATERIALS

The information contained in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Annex A

Reconciliation of GAAP to Non-GAAP Financial Measures

Use of non-GAAP Financial Measures

We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings-per-share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings-per-share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance.

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in millions)

Unaudited

Total Recurring Revenue

	FY 2015	FY 2016
GAAP Revenue	$1,280.5	$1,357.4
Adjustment	34.1	22.9

Non-GAAP Revenue	$1,314.7	$1,380.3

Total Revenue

	FY 2015	FY 2016
GAAP Revenue	$1,931.1	$1,948.9
Adjustment	47.9	30.7

Non-GAAP Revenue	$1,979.1	$1,979.6

A-1

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

GAAP net loss

	FY 2015	FY 2016
GAAP net loss	$(115,010)	$(12,458)
Acquisition-related adjustment—revenues	47,933	30,690
Acquisition-related adjustment—cost of revenues	(2,770)	(925)
Acquisition-related costs, net	14,379	17,166
Cost of revenue from amortization of intangible assets	63,646	62,876
Amortization of intangible assets	104,630	108,021
Restructuring and other charges, net	23,669	25,224
Non-cash stock-based compensation	176,776	163,828
Non-cash interest expense	29,378	47,105
Non-cash income taxes	15,199	(12,080)
Costs associated with IP collaboration agreements	10,500	4,000
Change in fair value of share-based instruments	204	(61)
Loss on extinguishment of debt	17,714	4,851
Other	25,362	16,180

Non-GAAP net income	$411,610	$454,417

Non-GAAP diluted net income per share	$1.27	$1.52

Diluted weighted average common shares outstanding	323,940	298,292

A-2

ANNEX B

NUANCE COMMUNICATIONS, INC.

2000 STOCK PLAN

(As Amended and Restated January 30, 2017)

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or other entity (including, but not limited to partnerships and joint ventures) controlled by, or under common control with the Company.

(c) “Affiliated SAR” means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

(f) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units.

(g) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Position” means the Company’s level of cash and cash equivalents.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(k) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Nuance Communications, Inc., a Delaware corporation. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Nuance Communications, Inc. and its consolidated subsidiaries.

(n) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity; provided, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 of the Securities Act of 1933, as amended.

(o) “Controllable Profits” means as to any Fiscal Year, a business unit’s Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

(p) “Customer Satisfaction MBOs” means as to any Participant for any Performance Period, the objective and measurable individual goals set by a “management by objectives” process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

(q) “Director” means a member of the Board.

(r) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(s) “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “Freestanding SAR” means a SAR that is granted independent of any Option.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

(aa) “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

(bb) “New Orders” means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company’s order Recognition Policy.

(cc) “Non-Employee Director” means a Director who is not an Employee.

(dd) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(gg) “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(hh) “Option” means a stock option granted pursuant to the Plan.

(ii) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(jj) “Optioned Stock” means the Shares subject to an Award.

(kk) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ll) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

(mm) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Controllable Profits, (d) Customer Satisfaction MBOs, (e) Earnings Per Share, (f) Individual Objectives, (g) Net Income, (h) New Orders, (i) Operating Cash Flow, (j) Operating Income, (k) Return on Assets, (l) Return on Equity, (m) Return on Sales, and (n) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of extraordinary or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(nn) “Performance Period” means a period, from one quarter to twenty (20) quarters in duration, selected by the Administrator during which the performance of the Company or any Subsidiary, division, segment or strategic business unit thereof or any individual is measured for the purpose of determining the extent to which an Award has been earned.

(oo) “Plan” means this 2000 Stock Plan, as amended and restated.

(pp) “Restricted Stock” means Shares acquired pursuant to a grant of Stock Purchase Rights under Section 9 of the Plan or pursuant to the early exercise of an Option.

(qq) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Participant evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(rr) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 11.

(ss) “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(tt) “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(uu) “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(vv) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ww) “Section 16(b)” means Section 16(b) of the Exchange Act.

(xx) “Service Provider” means an Employee, Director or Consultant.

(yy) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(zz) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, which pursuant to Section 10 is designated as a SAR.

(aaa) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan.

(bbb) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ccc) “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ddd) “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 75,850,000 Shares (the “Plan Maximum”). If any outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited to or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan. Shares shall not be deemed to have been granted pursuant to the Plan (a) with respect to any portion of an Award that is settled in cash or (b) to the extent such Shares are withheld in satisfaction of tax withholding obligations. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of Shares available for grant under the Plan shall be reduced by the total number of Shares subject to the Stock Appreciation Right regardless of the number of Shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company of Shares underlying the Option, the number of Shares available for grant under the Plan shall be reduced by the net number Shares for which the Option is exercised. The Shares may be authorized, but unissued, or reacquired Common Stock.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m)

of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals during a specified Performance Period. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the Performance Goals). Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted under Section 162(m) of the Code. In determining the amounts earned by a Participant pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions in connection with the termination of a Participant’s status as a Service Provider, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair

Market Value up to the maximum statutory withholding rate that does not result in adverse accounting consequences. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; or

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility.    Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Options or Stock Appreciation Rights covering more than 1,500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights covering up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option or Stock Appreciation Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or Stock Appreciation Right will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option or Stock Appreciation Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Appreciation Right and the grant of a new Option or Stock Appreciation Right.

(c) The exercise price of any Option or SAR outstanding or to be granted in the future under the Plan shall not be reduced or cancelled and re-granted at a lower exercise price, regardless of whether or not the Shares subject to the cancelled Options or SARs are put back into the available pool for grant. In addition, the Administrator shall not replace underwater Options or SARs with restricted stock or cash in an exchange, buy-back or other scheme. Moreover, the Administrator shall not replace any Options or SARs with new options or stock appreciation rights having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

(d) Non-Employee Director Awards.    Notwithstanding any contrary provision in the Plan, no Participant who is a Non-Employee Director may be granted Awards during any Fiscal Year having a grant date fair value in excess of $750,000, increased to $1,000,000 in connection with his or her initial service, calculated using the assumptions and methods used for recording compensation expense in the Company’s financial statements.

7. Term of Plan.    Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue until December 31, 2023 unless terminated earlier under Section 17 of the Plan.

8. Stock Options

(a) Term of Option.    The term of each Option shall be stated in the Award Agreement, but in no event shall the term of an Option be more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(5) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(6) any combination of the foregoing methods of payment; or

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(1) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(2) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Purchase Rights.

(a) Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase (subject to the limits set forth in Section 3), the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The following limitations shall apply to grants of Stock Purchase Rights:

(i) No Service Provider shall be granted, in any Fiscal Year, Stock Purchase Rights covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Stock Purchase Right will be counted against the limit set forth in subsection (i) above.

(b) Repurchase Option.    Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions.    The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder.    Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

10. Stock Appreciation Rights

(a) Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, subject to the limits set forth in Section 3 of the Plan.

(c) Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will determine the terms and conditions of SARs granted under the Plan; provided, that, the exercise price of a SAR is at least 100% of the Fair Market Value of the Shares subject to the SAR; provided, further, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d) Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g) SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h) Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8(c) also will apply to SARs.

(i) Payment of SAR Amount.    Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Restricted Stock Units.

(a) Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, subject to the limits set forth in Section 3 of the Plan. The following limitations shall apply to grants of Restricted Stock Units:

(i) No Service Provider shall be granted, in any Fiscal Year, Restricted Stock Units covering more than 1,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iii) If a Restricted Stock Unit is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Restricted Stock Unit will be counted against the limit set forth in subsection (i) above.

(b) Value of Restricted Stock Units.    Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

(c) Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Service Providers. Each award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Restricted Stock Units.    After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

(e) Form and Timing of Payment of Restricted Stock Units.    Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Restricted Stock Units.    On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

12. Leaves of Absence.    Unless the Administrator provides otherwise or as otherwise required by applicable law, vesting of Awards granted hereunder will be treated as follows during a leave of absence of a Participant:

(a) Statutory Leave of Absence.    Vesting credit will continue during a leave of absence if the leave satisfies each of the following requirements: (a) the leave is approved by the Company, (b) the leave is mandated by applicable law, and (c) the Participant takes the leave in accordance with such law and complies with applicable Company leave policies (a leave meeting all such requirements being a “Statutory Leave of Absence”).

(b) Approved Personal Leave of Absence.    Vesting credit will not continue (and instead will be tolled or suspended) during any leave of absence that is not a Statutory Leave of Absence (a “Personal Leave of Absence”). For purposes of clarification, a Participant will not cease to be a Service Provider during any Company-approved Personal Leave of Absence so long as the Participant complies with applicable law and applicable Company leave policies.

(c) Incentive Stock Options.    For purposes of Incentive Stock Options, if a leave of absence continues for more than ninety (90) days, then the Option shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three (3)-month period measured from the 91st day of such leave, unless Optionee’s reemployment upon expiration of such leave is guaranteed by statute or contract.

13. Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3, 6, 9 and 11 of the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

15. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law. Notwithstanding the foregoing, the Company shall also obtain stockholder approval of any Plan amendment or any exchange, buy-back or other scheme which would purport to reprice or otherwise cancel and replace any Option or SAR as described in Section 6(c) of the Plan.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the

Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

STOCK PERFORMANCE GRAPH

The following performance graph compares the Company’s cumulative total return on its Common Stock between September 30, 2011 and September 30, 2016 with the cumulative total return of the Russell 2000, and the S&P Information Technology indices assuming $100 was invested in the Company’s Common Stock and each of the indices upon the closing of trading on September 30, 2015 and assumes the reinvestment of dividends, if any. The Company has have never declared or paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future.

The comparisons shown in the graph below are based upon historical data. We caution that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock.

*$100 invested on 9/30/11 in stock or index, including reinvestment of dividends. Fiscal year ending September 30.

Copyright© 2016 Standard & Poor’s, a division of S&P Global. All rights reserved.

Copyright© 2016 Russell Investment Group. All rights reserved.

	9/11	9/12	9/13	9/14	9/15	9/16
Nuance Communications, Inc.	100.00	122.37	91.84	75.79	80.48	71.29
Russell 2000	100.00	131.91	171.55	178.30	180.52	208.44
S&P Information Technology	100.00	132.41	141.56	182.99	186.86	229.51

VOTE BY INTERNET - www.proxyvote.com
NUANCE COMMUNICATIONS, INC. 1 WAYSIDE ROAD BURLINGTON, MA 01803-4609	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all of the following nominees:			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors
Nominees
01 Paul A. Ricci 02 Robert J. Finocchio 03 Robert J. Frankenberg 04 William H. Janeway 05 Mark R. Laret 06 Katherine A. Martin 07 Philip J. Quigley
The Board of Directors recommends you vote FOR proposals 2. and 3.			For	Against	Abstain
2.	To approve amendment of the Amended and Restated 2000 Stock Plan.		☐	☐	☐	The Board of Directors does not have a recommendation for voting on the following proposal:		For	Against	Abstain
3.	To approve a non-binding advisory resolution regarding Executive Compensation.		☐	☐	☐	6. To vote on a stockholder proposal regarding proxy access if properly presented at the meeting.		☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:
		1 year	2 years	3 years	Abstain
4.	To approve a non-binding advisory proposal on the frequency of holding future votes regarding executive compensation.	☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR the following proposal:
			For	Against	Abstain
5.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy/10k Combo is/are available at www.proxyvote.com

NUANCE COMMUNICATIONS, INC. Annual Meeting of Stockholders January 30, 2017

The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated December 16, 2016 and hereby appoints Paul A. Ricci, Daniel D. Tempesta, and Kenneth M. Siegel and each of them, proxies and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Nuance Communications, Inc. to be held on January 30, 2017 at 1:00 p.m. local time, at Company’s office located at 1198 East Arques Avenue, Sunnyvale, CA 94085 and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 5, 2016 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side